EXHIBIT 4.8

     AGREEMENT OF LEASE entered into at the City of Montréal, Province of Québec, dated for reference as of August 1, 1998.

BETWEEN:	WPBI PROPERTY MANAGEMENT INC., a company duly incorporated under the laws of Canada, having its registered office at 600 de Maisonneuve O., Suite 2600, Montreal, Quebec H3A 3J2, herein acting on behalf of the owners of the property and represented by Irene Papavasil and Richard Hylands, both duly authorised as they respectively declare, hereinafter called the “Lessor”

AND:	MICROCELL TELECOMMUNICATIONS INC., a company duly incorporated under the laws of Canada, having its principal place of business at 1250 René-Lévesque Boulevard West, Suite 400, Montreal, Quebec, H3B 4W8, herein acting and represented by Alain Rhéaume, duly authorised as he so declares, hereinafter called the “Lessee”

1     NATURE OF LEASE

1.1     INTRODUCTION

Subject to the terms and conditions set forth in this agreement (hereinafter called the “Lease”), the Lease shall be net to the Lessor. Therefore, the Lessor shall not be responsible during the Term for costs, charges, expenses, taxes or disbursements of any nature whatsoever related to the Premises, their use, occupation, contents or business transacted therein or therefrom, save as otherwise expressly provided herein

2     DESCRIPTION OF PREMISES

2.1     LOCATION AND SQUARE FOOTAGE

The Lessor hereby leases to the Lessee certain space with a Usable Area (as defined in Section 42.28) of 210,492 square feet and a Rentable Area (as defined in Section 42.23) of 242,065.80 square feet, the whole as shown outlined on the plans attached hereto as Schedules “A”, “A-1” and “A-2” (hereinafter referred to as the “Premises”). The Usable Area has been measured and finalised by Lessor’s architect in accordance with BOMA standards for office space measurements and the Rentable Area was arrived at in conformity with the parties agreement by adding thereto 15% of such Usable Area, to account for the Lessee’s use and enjoyment of the Floor Common Areas and the Building Common Areas, and any amount payable on a per square foot basis shall be calculated accordingly. Included in the part of the Premises located on Floor A of the Building is a corridor containing a Usable Area of 2,518 square feet (the “E/W Corridor”)

The Premises comprise separate areas as indicated on the plans attached as Schedules “A”, “A-1” and “A-2” as follows:

❑	the CNX area, being Area “E” on Schedule “A”, comprising a Usable Area of 66,737 square feet and a Rentable Area of 76,747.55 square feet, (it is understood that said area comprises both the initial CNX area of approximately 43,250 of Usable Area and the Additional CNX Space of approximately 23,487 of Usable Area);

❑	the Solutions Call Center area (identified in the Offer having preceded this Lease as the “CSR Premises”), being Area “F” on Schedule “A”, comprising a Usable Area of 54,389 square feet and a Rentable Area of 62,547.35 square feet;

❑	the Solutions Expansion area, being Area “G” on Schedule “A”, comprising a Usable Area of 32,028 square feet and a Rentable Area of 36,832.20 square feet;

❑	the Technical Space, being Area “I” on Schedule “A”, comprising a Usable Area of 8,242 square feet and a Rentable Area of 9,487.30 square feet;

❑	the Storage Area, being Area “H” on Schedule “A”, comprising a Usable Area of 1,979 square feet and a Rentable Area of 2,275.85 square feet;

❑	the Garage area, being the area shown on Schedule “A-2”, comprising a Usable Area of 1,363 square feet. and a Rentable Area of 1,567; and

❑	the 2nd CSR Space, on Floor “B”, being Area “A” on Schedule “A-1”, comprising a Usable Area of approximately 45, 754 square feet and a Rentable Area of 52,617.10 square feet.

3     TERM

3.1     TERM

The term of this Lease (hereinafter called the “Term”) shall commence as of the 1st day of February 1999 and shall end at 12:00 noon on the 31st day of January 2010 (hereinafter referred to as the “Expiration Date”) unless sooner terminated under the provisions of this Lease. The foregoing Expiration Date shall apply to all portions of the Premises. However, the following specific commencement dates shall apply notwithstanding the above:

❑	June 1, 1999 for the area known as the Solutions Expansion area (i.e. Area “G” on Schedule “A”);

❑	June 1, 1999 for the approximately 23,487 square feet of Usable Area portion of the CNX area (known as the Additional CNX Space) marked on the floor plan attached hereto as Schedule “A”;

❑	February 1st, 2000 for the 2nd CSR Space on Schedule “A-1” (the aforesaid date is based on the Lessor delivering such area with the demolition, the floor levelling and the window installation completed on or before December 17th, 1999, failing which such commencement date shall be delayed by the same number of days’ delay in Lessor delivering such area).

4     FIXTURING PERIODS

4.1     TECHNICAL SPACE-AREA

The Lessee shall have the right to occupy the portion of the Premises referred to as the Technical Space area I in Schedule “A” as of August 10, 1998 for the purpose of fixturing those premises. It is understood that by August 10, 1998 the Lessor shall have completed the demolition of the area to be occupied by the said Technical Space and the area will have a floor suitable to receive a raised floor for standard computer installations.

4.2     SOLUTIONS CALL CENTER-AREA F

The Lessee shall have the right to occupy the portion of the Premises referred to as the Solutions Call Center-Area F in Schedule “A” and the initial CNX Space (i.e. the portion of the Premises referred to as the CNX-Area E in Schedule “A” less the area known as the Additional CNX marked on Schedule A-2) as of October 2, 1998, for the purpose of planning and fixturing those premises. It is understood that the Lessor and the Lessee shall work together to plan and to complete the base building work outlined in Schedule “C” at the same time that the Lessee completes its leasehold improvements to the Premises. Both parties will work together with the objective of giving final occupancy of the Solutions Call Center and the said CNX areas to the Lessee on November 15, 1998.

4.3     SOLUTIONS EXPANSION-AREA G

The Lessee shall have the right to occupy the portion of the Premises referred to as the Solutions Expansion-Area G in Schedule “A” as of May 15, 1999, for the purpose of planning and fixturing those premises. It is understood that the Lessor and the Lessee shall work together to plan and to complete the base building work outlined in Schedule “C” at the same time that the Lessee completes its leasehold improvements to the Premises. Lessee shall assume half the cost of any corridors needed to meet laws, regulations, by-laws, rulings or other specifications required by appropriate governmental authority.

4.4     ADDITIONAL CNX SPACE AREA

The Lessee shall have the right to occupy the portion of the Premises comprising approximately 23,487 of Usable Area. referred to as the Additional CNX Space area in Schedule “A-2” as of April 1, 1999, for the purpose of planning and fixturing those premises. It is understood that the Lessor and the Lessee shall work together to plan and to complete the base building work outlined in Schedule “C” at the same time that the Lessee completes its leasehold improvements to the Premises.

In addition to the foregoing, the Lessor, at its cost, shall deliver the Additional CNX Space to the Lessee in the following condition by June 1, 1999:

❑	The floor slab levelled and smooth, ready to receive carpet, the parties hereby acknowledging same had been completed at the time of the execution hereof

❑	before June 1st, 1999, Lessor will have installed new white heating units to replace the existing ones along the St-Antoine street side border of the Additional CNX Space

❑	The lobby of the freight elevators shall be cleaned, painted and with a new floor finish

❑	In addition, the Lessor will provide and install battery operated infrared detectors in all men’s urinals in all washrooms located on Level A.

❑	A clear path shall be painted on the floor slab and the path shall be illuminated (in lieu and until such time that a full corridor is built) in such a way that deliveries arriving at the freight elevator can easily find their way to the Additional CNX Space as well as to the corridor running East / West in the middle of the floor

❑	A wall will be constructed to separate a shower room from the larger proposed room

❑	In addition, the Lessor shall renovate the bathroom located in the corner of St-Antoine & Mansfield on Floor A to a similar standard as the other bathroom on the south-east corner of Floor A.

All costs incurred for these specific items shall be borne completely by the Lessor and shall not be paid for from the base building budget of $13.00 per square foot of Rentable Area or the leasehold improvement budget of $26.85 per square foot of Usable Area nor shall they be included in the Operating Expenses.

4.5     2ND CSR SPACE

The Lessee shall have the right to occupy the area on Floor “B” known as the 2nd CSR Space comprising approximately 45,000 square feet of Usable Area referred to on the floor plan attached as Schedule “A-1” hereto on or before October 1st, 1999, for the purpose of planning and fixturing those premises. It is understood that the Lessor and the Lessee shall work together to plan and to complete the base building work outlined in Schedule “C” at the same time that the Lessee completes its leasehold improvements to the said 2nd CSR Space. Both parties will work together with the objective of giving final occupancy of the said 2nd CSR Space to the Lessee on or before February 1st, 2000. All of the following work to be completed by Lessor no later than December 17 h,at its cost and not to be included as part of base building budget:

❑	the floor slab levelled and smooth, ready to receive carpet,

❑	all windows on the North side of the Building to be installed.

The demolition of all partitions and other structural elements to be done during the same period by the Lessor as part of the base building budget for that space. The parties shall also discuss in good faith the installation of the internal staircase so that the installation thereof shall commence during the same period mentioned above.

4.6     PAYMENTS DURING FIXTURING PERIODS

During said fixturing periods and up to the commencement date for each respective space, the Lessee shall not pay for any Minimum Rent, Operating Expenses or Real Estate Taxes. However the Lessee shall pay for any utilities consumed, including electricity and chilled water within the Premises, and the Lessee shall carry all required insurance.

5     EARLY OCCUPANCY

5.1     DATES OF OCCUPANCY

The Lessee shall take occupancy for purposes of carrying on its business, as of September 7th, 1998 for the Technical Space and as of November 15, 1998 for the Solutions Call Center-Area F on Schedule A and the original CNX (i.e. Area E on Schedule A less the Additional CNX Space on Schedule A-2), the whole upon the understanding that if the space in question is ready sooner then the Lessee will have access accordingly.

5.2     PAYMENTS DURING FIXTURING PERIODS

During this early occupancy period and until the applicable commencement date, the Lessee shall pay for its consumption of utilities, including electricity and chilled water, and janitorial services and carry all required insurance and abide by all other terms and conditions of the Lease to be signed by both parties, except payment of Minimum Rent, Lessee’s Proportionate Share of Real Estate Taxes and the Operating Expenses Charge.

5.3     OCCUPATION OF PREMISES

During the Term, the Lessee shall not be required to physically occupy the Premises or any part thereof but will respect all other terms and conditions of the Lease.

6     BASE BUILDING PLANS AND BASE BUILDING BUDGET

6.1     PLANS

All architectural, plans related to the work to be performed by the Lessor to the base building and their revision (hereinafter referred to as the “Base Building Plans”) shall be provided by the Lessor at the Lessor’s cost. The mechanical, plumbing, and electrical drawings for the base building work shall be done by the applicable sub-trades and the cost thereof shall thereby form part of the Base Building. All Base Building Plans are subject to Lessee’s and Lessor’s written approval, which approval shall not be delayed or refused for more than five days. For clarification purposes, the major components of the Base Building budget are described in Schedule “C” herewith attached, (such components hereinafter referred to as the “Base Building”). It is agreed that the Tenant shall have no say or approval right of any kind with respect to any work to be done in connection with the exterior of the Building.

6.2     BASE BUILDING COSTS

Lessor’s share of the cost of the Base Building work described in Schedule “C”, shall be up to thirteen dollars ($13.00) per square foot of Rentable Area whether leased initially or subsequently via an expansion. Any amount attributable to the Goods and Services Tax or to any other similar tax shall be added to the Base Building budget and paid by the Lessor. Any additional base building costs over and above the Base Building budget shall be borne by the Lessee and shall include a 5% coordination fee to the Lessor for supervision on this additional work. It is agreed that the said excess costs, if any, shall be withheld by Lessor and setoff against amounts payable by it as part of the Leasehold Improvement Allowance contemplated in section 7.

6.3     SPECIFIC REQUIREMENTS

The parties acknowledge that the Base Building is to be constructed and modified to meet the specific requirements of the Lessee and shall be paid for with the Base Building budget.

6.4     COOPERATION

It is acknowledged that due to the specialized nature of the operations and of the tight schedule, the Lessor and the Lessee shall cooperate and consult with each other in respect of the schedule, the budgets and the plans.

6.5     BUDGETS

Before performing any of the construction work involved, Lessee’s contractor shall present to the Lessee budget estimates for the work to be carried out and the Lessee shall approve, or not approve, such costs. The budget for the Base Building work shall not be used to pay for any costs incurred on behalf of the Lessee or on the Lessor’s behalf unless the Lessee has specifically authorized such expenditure with his written signature.

6.6     PERMITS

It is agreed between the Lessee and the Lessor that the cost of the construction permit, the cost of utilities during the construction, the cost of insurance during construction, architects and/or engineering costs (other than plans prepared by sub-trades) as they relate to the Base Building shall be paid by the Landlord and shall not be paid for from the budget for Base Building work or the Improvement Budget.

6.7     COSTS TO BE MINIMIZED

The Lessee and the Lessor shall co-ordinate the construction of the Base Building in such a manner as to minimize the costs and maximize the utilization of the Base Building budget.

6.8     BASE BUILDING BUDGET FOR 2ND CSR SPACE

It is agreed that the Base Building budget described in Schedule “C” which must be completed for the 2nd CSR Space is estimated at an amount of approximately TWENTY DOLLARS (20.00$) per square foot of Rentable Area which will need to be set aside for such expenditure in 1999, it being understood that said amount of $20.00 excludes the cost of floor preparation and changes to the exterior of the Building but does include the cost of demolition of interior space and the Lessor’s contribution shall be equivalent to the amount indicated in section 6.2, with the excess being for Lessee’s account.

6.9     REMAINING AMOUNTS

Upon completion of each build-out contemplated by this Lease, any amount set in the Base Building budget which is not spent once the build-out is completed shall, at Lessee’s option, either be a] added to the Leasehold Improvement Allowance described in section 7 or b]deducted from the Minimum Rent using a 9% discount factor applied on a per square foot basis to the area for which it applies.

7     TENANT IMPROVEMENT ALLOWANCE

7.1     AMOUNT OF ALLOWANCE

The Lessor shall assume a cash allowance of up to $26.85 (or such allowance amounts as otherwise provided) per square foot of Usable Area of premises (hereinafter referred to as both the “Improvement Budget” and “Leasehold Improvement Allowance”) for the cost of the Lessee’s Leasehold Improvements to be made to the Premises by or for the account of the Lessee. Any amount attributable to the Goods and Services Tax or to any other similar tax shall be added to the Improvement Budget and paid by the Lessor. Any additional Lessee improvement costs over and above the Improvement Budget shall be borne by the Lessee. It is agreed that the Leasehold Improvement Allowance shall be used exclusively for fixed leasehold improvements (including engineering and related soft costs associated therewith) made to the Premises and shall not be utilized to purchase or install non-fixed or moveable improvements, furniture, equipment and fixtures. Payment of the Leasehold Improvement Allowance for each completed phase shall be made subject to setoff against same for any excess costs contemplated in section 6.2 together with any shortfalls contemplated in section 6.9 and shall also be conditional upon the Lessor having received all applicable signed leases from Lessee, proof of payment of all invoices by Lessee, estoppel certificates from all applicable contractors and suppliers, and a legal opinion to the effect that all periods for the valid registration or enforcement of legal hypothecs and related liens or rights against the Building stemming from this transaction have expired.

7.2     PLANS

All electrical, mechanical and plumbing plans related to the Lessee’s improvements are subject to Lessor’s & Lessee’s written approval, which approval shall not be unreasonably refused or delayed for more than five days.

7.3     COOPERATION

It is acknowledged that due to the specialized nature of the operations and of the tight schedule, the Lessor and the Lessee shall cooperate and consult with each other in respect of the Improvement Budget, the plans and the schedule.

7.4     BUDGET ESTIMATE

Before performing any of the construction work involved, Lessee’s contractor shall prepare budget estimates for the work to be carried out and the Lessee shall approve such cost. The Improvement Budget shall not be used to pay for any costs incurred on behalf of the Lessee or on the Lessor’s behalf unless the Lessee has specifically authorized such expenditure with his written signature.

7.5     COSTS TO BE MINIMIZED

The Lessee shall co-ordinate the construction of the Leasehold Improvements in such a manner as to minimize their costs and maximize the utilization of the Improvement Budget. However the Lessee will respect codes and industry norms for quality.

7.6     REMAINING AMOUNTS

In the event that the entire amount set in the Improvement Budget is not spent once the project is completed, then such amount shall be deducted from the Minimum Rent using a 9% discount factor applied on a per square foot basis to the area for which it applies.

8     RENT

8.1     MINIMUM RENT

The Lessee shall pay to the Lessor during the Term, without demand, notice, setoff, compensation or deduction of any nature whatsoever, at the Lessor’s office or such other place in Canada as may be designated by the Lessor in writing to the Lessee, in lawful money of Canada, an annual minimum rent (hereinafter called the “Minimum Rent”) as follows:

8.1.1 First five year period

For the period commencing February 1, 1999 and terminating January 31, 2005, NINE DOLLARS AND FIFTY CENTS ($9.50) per square foot of Rentable Area per annum, payable in advance in equal, consecutive, monthly installments on the first day of each month;

8.1.2 Second five year period

For the period commencing February 1, 2005 and terminating January 31, 2010, TEN DOLLARS AND FIFTY CENTS ($10.50) per square foot of Rentable Area per annum, payable in advance in equal, consecutive, monthly instalments on the first day of each month.

8.1.3 Per Diem Adjustment

Rent for any partial month shall be adjusted on a per diem basis.

8.1.4 Free Minimum Rent

Notwithstanding the foregoing, Lessee shall not be required to pay Minimum Rent with respect to the Additional CNX Space of approximately 23,487 square feet of Usable Area marked on Schedule A-2 for the period between June 1, 1999 and January 31, 2000.

8.2     ADDITIONAL RENT

8.2.1 Real Estate Taxes

8.2.1.1 Payment of Proportionate Share of Real Estate Taxes

In addition to the Minimum Rent, in each Operating Year, Lessee shall pay Lessor in equal, consecutive, monthly instalments in advance on the first day of each calendar month throughout the Term, its Proportionate Share of Real Estate Taxes on the basis of Lessor’s reasonable estimate. Lessor will furnish the estimate to Lessee prior to the commencement of the period for which it is intended to apply or as soon as reasonably practical thereafter. Such estimate shall take into account the amount payable by Lessee for the immediately preceding Operating Year as well as any applicable assessment in any tax role which is prepared by the taxation authority and which covers periods which includes any Operating Year subsequent to the one for which such estimate is made by the Lessor. Should any situation occur within any Operating Year whereby the Lessor reasonably believes that the estimate provided to the Lessee may produce a deficit at the end of such Operating Year, Lessor shall have the right, acting reasonably, at any time during such period and upon notice to Lessee, to revise its estimate (which may be with retroactive effect to the date indicated in Lessor’s notice), in which event Lessee shall within 15 days of such revised estimate pay to Lessor any deficiency, and thereafter, its monthly instalments shall be based on the revised amount(s) specified in Lessor’s notice. Proportionate Share of Real Estate Taxes for any partial month will be calculated on a per diem basis.

8.2.1.2 Estimates

Until Lessor furnishes Lessee with a first revised estimate, the amount provisionally established for Tenant’s Proportionate Share of Real Estate Taxes is sixty-five cents ($0.65) per square foot of Rentable Area per annum. Thereafter, the latest estimate shall apply until replaced by another.

8.2.1.3 Periodic Adjustments

Within a reasonable delay after the end of the period for which such estimated payments have been made, Lessor will furnish Lessee with a statement certified by the Lessor’s auditors showing the actual amount required to be paid for the Proportionate Share of Real Estate Taxes, together with copies of the statements of account or invoices provided by the taxation authority. If Lessee’s provisional payments are less than the actual amount payable, the deficiency will become due on the last to occur of the following events: (i) the date of payment of the instalment of Minimum Rent next following receipt of Lessor’s statement or (ii) seven (7) days following the date of receipt of the statement. If Lessee’s provisional payments exceed the actual amount payable, Lessor will credit such excess against the amounts next due under the Lease.

8.2.1.4 Payment of Accounts Received from Taxation Authority

Notwithstanding anything contained herein to the contrary, as soon as an account for any portion of the estimated amount is received, Lessor may bill Lessee for its Proportionate Share thereof (less all amounts previously paid by Lessee on account thereof) and Lessee shall pay such amount no later than the last to occur of the following events: (i) the date that is seven (7) days following the date of receipt by the Lessee of such account, or (ii) the date that is twenty (20) days prior to the date such taxes are payable by the Lessor to the taxation authority.

8.2.1.5 Revision of Statement

Notwithstanding the foregoing and the receipt by the Lessee of any certified statement by the Lessor’s auditors of Real Estate Taxes for any Operating Year, any such certified statement shall be subject to revision to include in Real Estate Taxes for such Operating Year amounts properly chargeable to Real Estate Taxes for such Operating Year which are discovered anytime after the forwarding of such statement. In all such cases, any demand for additional payment shall be in writing and accompanied by appropriate certified statement(s) and supporting documentation.

8.2.1.6 Additional Documentation

Upon the specific written request of the Lessee, the Lessor shall furnish to the Lessee copies of all pertinent valuation and assessment notices and all pertinent tax bills not already provided by virtue of the above and notices received by the Lessor.

8.2.1.7 Contested Real Estate Taxes

Real Estate Taxes which are contested by the Lessor shall nevertheless be included for purposes of the computation of the liability of the Lessee for its Proportionate Share of Real Estate Taxes provided, however, that in the event that the Lessee shall have paid its Proportionate Share of Real Estate Taxes and the Lessor shall, as a result of a final decision or judgement on said contestation, receive a refund of any portion of the Real Estate Taxes on which such payment shall have been based, the Lessor shall pay to the Lessee the appropriate portion of such refund after deduction of the expenses of securing and distributing the refund which have not previously been charged to the Lessee. The Lessor shall have no obligation to contest, object to or to litigate any valuation or the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any valuation or Real Estate Taxes without notice to, consent or approval of the Lessee. Lessor undertakes to exercise its foregoing rights as would a prudent administrator in similar circumstances. The Lessee shall not contest Real Estate Taxes, and for this purpose, the Lessee hereby unequivocally, unconditionally and irrevocably renounces to any right which it may have to so contest. In the event that the Lessee breaches the foregoing provision and proceeds to contest or in any way institutes any form of proceedings or takes any action, legal or otherwise, the purpose of which is to challenge or dispute any valuation or the levying or imposition of any Real Estate Taxes, then the Lessee shall be liable to the Lessor on demand for the full amount of any increase in Real Estate Taxes attributable to the Lessee’s actions, the whole without prejudice to any other remedies which the Lessor may have as a result of such breach.

8.2.1.8 Change in Billing Period(s) for Real Estate Taxes

If the period(s) in respect of which Real Estate Taxes are levied or imposed is (are) changed in the future by the competent authority, the Lessor shall have the right, at its sole discretion, to make the appropriate adjustments with respect to its billings for the Lessee’s Proportionate Share of Real Estate Taxes.

8.2.2 Operating Expenses

8.2.2.1 Payment of Proportionate Share of Operating Expenses

In addition to the Minimum Rent, during each Operating Year, the Lessee shall pay to the Lessor as Additional Rent the Lessee’s Proportionate Share of Operating Expenses. In the cases where the first or last years of the Term do not coincide with an Operating Year, the Lessee’s Proportionate Share of Operating Expenses for such year(s) shall be prorated on a per diem basis.

8.2.2.1.1 Deemed Proportionate Share and CPI Increase

The Lessor and Lessee have agreed that, unless and until Lessee opts for the Revised Method pursuant to section 8.2.2.1.2 the Lessee shall pay to the Lessor as its deemed Proportionate Share of Operating Expenses for the first Operating Year (1999), without demand, notice, setoff, compensation or deduction of any nature whatsoever, an amount of SEVEN DOLLARS AND FIFTY CENTS ($7.50) per square foot of the Rentable Area of the Premises to be paid in advance in equal, consecutive, monthly instalments (the “Operating Expenses Charge”). The parties agree that the Operating Expenses Charge includes, without limitation, the usual 15% administration fee payable to Lessor, capital tax, large corporation tax and common area electricity and fresh air cooling, heating and ventilation during normal business hours, and other expenses described in section 42.18.

For each subsequent Operating Year the Lessor shall have the right to increase the amount of this Operating Expenses Charge (with retroactive effect to the beginning of the Operating Year for which the calculation is being made) to an amount equal to the product obtained by multiplying the amount of SEVEN DOLLARS AND FIFTY CENTS ($7.50) per square foot of the Rentable Area of the Premises per annum by a fraction the numerator of which is the Current CPI (as hereinafter defined) and the denominator of which is the Base CPI (as hereinafter defined). In each Operating Year the latest amount payable as the Operating Expenses Charge shall continue to apply so long as Lessor has not carried out the adjustment mentioned above. For the purposes hereof “CPI” shall mean Statistics Canada’s Consumer Price Index - All items Regional Cities (Montreal) or failing which, the index most nearly corresponding thereto designated by Lessor. In the latter case, Lessor shall be entitled to make all necessary conversions for comparison purposes acting reasonably. The expression “Base CPI” shall mean the CPI for the month of January 1999 and the expression “Current CPI” shall mean the CPI for the month of January of the Operating Year for which an applicable increase is calculated.

To illustrate such CPI adjustment, assume the Base CPI (i.e. January 1999) to equal 106.2. The first adjustment to be carried out effective January 1st, 2000, assuming the Current CPI (in this example January 2000) to equal 107.2, would yield the following: $7.50 X 107.7/106.2=$7.61, -the second adjustment to be carried out effective January 1st, 2001, assuming the Current CPI (in this second example January 2001) to equal 109.4, would yield the following: $7.50 X 109.4/106.2=$7.73; and so on from Operating Year to Operating Year, until such time as Lessee opts for the Revised Method provided for herein below in section 8.2.2.1.2.

8.2.2.1.2 Redevelopment of Building & Revised Method

The Lessee acknowledges that the Lessor will be proceeding with a major redevelopment of the Building over the course of the next few years and that, consequently, among other changes, the ratio of the various types of uses by tenants in the Building may be changed. In so doing, a new method of apportionment and calculation of operating expenses for the Building (the “Revised Method”) shall be adopted by Lessor not before December 31, 2002 and no later than December 31, 2003 and accordingly Lessee may not be entitled to opt for the Revised Method earlier than with effect as of the year beginning January 1, 2004.

When the Revised Method is so adopted, the Lessor shall advise the Lessee in writing of the particulars of such Revised Method and the amount the Lessee would be paying as Operating Expenses under such Revised Method. The amount so indicated shall be presented in the form of audited certificates prepared by an independent accounting firm chosen by Lessor, it being agreed however, that if the firm so selected is not one of the ten largest accounting firms in the country, then the selection of such firm shall require Lessee’s prior approval. Said audited certificate shall include a breakdown for each element of Operating Expenses described in the definition of Operating Expenses in section 42.18 of this Lease. The Lessee shall then have the right at its sole discretion to cease paying the Operating Expenses Charge provided for herein above in section 8.2.2.1.1 and to opt for the Revised Method, such option to be exercised by written notice to the Lessor within sixty (60) days of receipt of the Lessor’s notice and audited certificate, with effect as and from the beginning of the Operating Year in which said audited certificate was received. The figure contained in such certificate shall serve as an estimate of the amount to be paid in respect of the Operating Year in which it is received and any adjustments between the amount actually paid by Lessee and the amount which should have been paid according to such certificate shall be made within sixty (60) days of Lessor’s receipt of a notice from Lessee advising that Lessee is opting for the Revised Method.[1] If Lessee does not so advise Lessor that it desires to convert to the Revised Method, Lessee will be presumed to have refused to change to the Revised Method for such year and the same procedure will be repeated the subsequent year and each year thereafter until the Lessee opts for the Revised Method or the initial term of the Lease expires. The intent of the foregoing is that Lessor shall be obliged to provide Lessee with a Revised Method for review each year so that if the actual Operating Expenses are lower than the Operating Expenses Charge payable by the Lessee for such year, then the Lessee shall have the right to benefit from such reduced costs by converting to the Revised Method.

Once the Lessee has opted for the Revised Method, such Revised Method shall, for the purposes of this Lease, remain in effect throughout the remainder of the Term.

8.2.2.1.3 Operating Expenses Procedures under Revised Method

The parties acknowledge that the provisions of this section 8.2.2.1.3 shall not apply unless and until Lessee opts for the Revised Method, in which event the following procedures and delays shall apply:

8.2.2.1.3.1 Estimate of Lessee’s Proportionate Share

On or before the commencement of each Operating Year, the Lessor will estimate the amount of the Lessee’s Proportionate Share of Operating Expenses for such Operating Year and bill the Lessee therefor in equal, consecutive, monthly instalments, in advance, which the Lessee shall pay in advance on the first day of each calendar month of such Operating Year. Such paid monthly instalments shall be applied (without interest) as a credit against the Lessee’s obligations to pay its Proportionate Share of Operating Expenses. From time to time during the course of an Operating Year, the Lessor shall have the right, exercisable by written notice to the Lessee, to modify such estimate and revise such billing to the Lessee accordingly.

8.2.2.1.3.2 Certified Statements of Operating Expenses

Within 90 days following the end of each Operating Year, the Lessor shall furnish the Lessee with a certified statement of the actual amount of Operating Expenses during such Operating Year and the amount of the

[1] For example, in March of Year 7 a certificate is received stating the amount payable in respect of the period ending December 31, Year 6. If Lessee opts for the Revised Method at that point, the figure in the certificate will serve as an estimate of the amount payable during Year 7. An adjustment will be made between that amount and the amount actually paid from January 1, Year 7 up to the point in Year 7 when Lessee opts for the Revised Method. When a certificate is issued in early part of Year 8 certifying the actual figure for Year 7, a further adjustment will be made at that time between the amount paid for Year 7 and the amount which should have been paid according to such certificate.

Lessee’s Proportionate Share thereof, showing in reasonable detail the information relevant to the calculation and determination thereof. If such amount is greater or less than the payments on account thereof made by the Lessee hereunder, appropriate adjustments shall be made within thirty (30) days after the delivery of such statement.

8.2.2.1.3.3 Revisions to Certified Statements

Notwithstanding the foregoing and the receipt by the Lessee of any certified statement by the Lessor’s auditors of Operating Expenses for any Operating Year, any such certified statement shall be subject to revision to include in Operating Expenses for such Operating Year amounts properly chargeable to Operating Expenses for such Operating Year which are discovered anytime after the forwarding of such statement. In all such cases, any demand for additional payment shall be in writing and accompanied by appropriate certified statement(s) and supporting documentation.

8.2.3 Payment of Rent

Nothing contained in sections 8.2.1 and 8.2.2 shall be construed at any time as reducing Minimum Rent or Additional Rent.

9     USE OF PREMISES

9.1     PERMITTED USE

The Premises shall be used and occupied by the Lessee only as general office space, a computer centre, storage, and/or for the purposes of operating telephone equipment and a call centre. Except as otherwise permitted by this Lease, the Lessee shall not use, permit or suffer the use of the Premises by the Lessee or any assignee, subtenant, licensee, or any other person for any other purpose.

9.2     CONDUCT OF BUSINESS

Subject to section 5.3, the Lessee shall use the Premises throughout the Term in a reputable manner befitting a first class commercial building in downtown Montreal.

9.3     SIGNS, ADVERTISING, IDENTIFICATION, ELECTRONIC BOARDS

Upon occupancy, the Lessor shall place and maintain at its cost, the Lessee’s various corporate designations onto the Building’s directory boards. No other signage or identification of the Lessee shall be permitted outside the Premises except that the Lessee shall have the right throughout the Term to install, at its cost, one exclusive podium with its name and/or logo on the outside of the Building near the lobby on de la Gauchetière street closest to the corner of Mansfield street. The Lessee shall be entitled to have use of a second podium near University and de la Gauchetière which Lessee shall use in common with other tenants of the Building and will share in the maintenance costs thereof, it being understood that Lessee shall not, however, be entitled to identification on STCUM’s podium. Nothing herein shall prohibit Lessor from placing other exclusive or non-exclusive podiums and related identification items in the same area as those identifying Lessee and, in such event the Lessor, acting reasonably, shall be entitled to require the Lessee to modify its identification in the area from time to time by incorporating same into Lessor’s podium(s) and related identification items. Such modification shall be at Lessor’s cost if Lessee has already produced a podium at its expense prior to being notified of the changes required by Lessor, failing which such changes shall be at Lessee’s cost. In making such modifications, Lessor shall use Lessee’s logo (if Lessee requests same) and shall use reasonable efforts to accommodate any reasonable requests made by Lessee in connection with such modifications, it being understood however that the visibility of Lessee’s identification in the area shall be at least similar to that attributed to the STCUM, it being understood that if the STCUM ceases being a tenant of the Building, then Lessee’s identification in the area shall be at least similar to that attributed to the STCUM on August 1, 1998. The Lessee shall have the right, subject to all applicable laws, by-laws and regulations governing such matters and provided the electronic boards exist and are used for such purpose, to advertise its products and services on the two outdoor electronic boards of the Building. The Lessee shall use Lessor’s boards without obligation to pay rental therefor but the Lessee shall pay all costs to produce the advertisements, to adapt the advertisements to Lessor’s boards, to program applicable computers, Lessor’s out of pocket expenses and all other related costs. The amount of time that the Lessee will be allowed to use the boards without paying rental will be a function of the area the Lessee occupies in the Place Bonaventure complex, that is the proportionate share of the Lessee shall be calculated by dividing the square footage of Usable Area of the Premises by 1,954,233. The Lessee’s advertisements shall appear in such proportionate share on a repeating basis 24 hours per day, 7 days per week unless the sign is not operated.Should the Lessee wish to utilize the electronic boards more often, it may do so provided they are available and upon payment to the Lessor of a rental fee to be negotiated in good faith for such purpose from time to time. The Lessor intends to identify the retail tenants of the Building on the exterior of the Building as part of a redevelopment of the Building. If the Lessor implements a similar identification program for the office tenants of the Building, then the Lessee shall, along with other office tenants, have the right to identification on the Building as part of the redevelopment plan, the whole subject to approval by municipal authorities of multiple office identifications as part of said redevelopment plan and provided it is agreed that the Lessee’s foregoing rights shall in no way restrict or prohibit Lessor from placing any other form of signage in or on the Building.The location, installation, configuration, size and style of any and all signs or podiums shall be subject to approval by the Lessor’s architect and all applicable governmental authorities.

10     UTILITIES & SERVICES

10.1     HEATING, AIR CONDITIONING

The Lessor shall cause the Premises to be heated, air conditioned and ventilated 24 hrs per day, 7 days per week at the Lessee’s expense. Fresh air shall be provided at no additional cost during “normal business hours” only, “normal business hours” being from 8 am to 6 pm from Monday to Friday, excluding legal holidays. The cost of operating the HVAC systems (including the cost of electrcity necessary for chilled water) during said normal business hours within the Premises shall be borne by the Lessor as part of Operating Expenses and beyond said normal business hours they shall be borne entirely and exclusively as extra charges by Lessee, the whole as described in greater detail in section 10.2.1 and in Schedule “D” hereto. Notwithstanding the foregoing, Lessee recogonizes that until further notice, Lessor is unable to provide the south side of the Premises on a 24 hours per day, 7 days per week basis except that the areas located in the south side which are commonly known as the NCC Room and the War Room shall be supplied on a 24 hours per day, 7 days per week basis from the northern side of the floor.

The Lessor shall also maintain (such maintenance to include, without limitation, the changing of filters at regular intervals), operate and regulate, and the cost thereof shall form part of Operating Expenses, those portions of the heating, ventilating and air conditioning system located within or accessible from the Premises to the extent same is related to normal wear and tear use during the said normal business hours, it being understood however, that anything to be done as a result of wear and tear resulting from Lessee operating beyond said normal business hours shall be done entirely and exclusively as an extra charge at Lessee’s expense.

10.2     ELECTRICITY

10.2.1 The consumption of electricity, chilled water and related utilities and services for the Premises shall be separately monitored by check meters to be installed as part of the Base Building budget described in the Offer to Lease. The cost of any other sub-meters (if required by Lessee) and the installation thereof shall be at the Lessee’s expense.

10.2.2 The Lessee shall pay the Lessor for all such consumption at the same total cost incurred by Lessor to supply such electricity from time to time. The Lessor confirms that it is currently being charged Hydro-Québec’s “L” rate and a description of the application of said rate and calculations for the purposes hereof is attached as Schedule “D” hereto. Such consumption shall not include electricity consumed in connection with heating, ventilating, and air-conditioning the Premises during normal business hours as described in section 10.1 hereto.

10.2.3 There will not be any administrative fees whatsoever charged by the Lessor for the consumption of electricity except for a charge of fifteen cents ($0.15) per square foot of Rentable Area per annum. Said amount shall be added to the Operating Expenses and shall be subject to the same increases throughout the Term or those described in the second paragraph of section 8.2.2.1.1 of this Lease.

10.2.4 Lessor shall be entitled, from time to time, to estimate and adjust billings for electricity in accordance with expected and actual consumption patterns and Lessee shall pay same in advance on the first day of each month. Lessor shall make said adjustments at least once every four months and not more than once per month.

10.2.5 When necessary, the Lessor shall, at Lessee’s expense, replace any fluorescent tubes, ballasts, bulbs or fixtures in the Premises.

10.2.6 The obligations of the Lessor hereunder shall be subject to any rules or regulations to the contrary of the authority providing electricity or any other municipal or governmental authority.

10.3     COMMON AREAS

The Lessor shall operate and maintain the Common Areas (defined in Section 42.4).The Lessor, in its sole and absolute discretion, may permit the Common Areas to be used reasonably by such persons as the Lessor may choose, including persons other than tenants of the Building, and the Lessor may reduce, extend or otherwise alter the Common Areas without indemnification or compensation of any nature whatsoever to the Lessee, and without any setoff, compensation or deduction of any nature whatsoever against any amounts payable by the Lessee to the Lessor hereunder except that if any such area is actually rented, then the space in question will not be treated as Common Area for the purpose of determining Lessee’s Proportionate Share of Real Estate Taxes (and Operating Expenses if and when Lessee opts for the Revised Method pursuant to section 8.2.2.1.2 of this Lease).

10.4     ELEVATORS AND LOADING DOCKS

The Lessee shall have the right to use the Building’s passenger and freight elevators and loading docks in common with others. The Lessor shall not be liable for any damage caused to the Lessee, its officers, agents, employees, servants or visitors or the Lessee’s property caused by the operation of said facilities or the use thereof by others.

10.5     CLEANING

10.5.1 The Lessor shall cause the Premises (excluding the area known as the Technical Space) to be maintained and cleaned daily in accordance with the Building’s standards. The cost of such services is included in the Operating Expenses as defined in this Lease.

10.5.2 The Lessor shall not allow the cleaning and maintenance personnel to enter into the machine room located inside the Technical Space. Should the Lessor obtain a reduction in the cost of cleaning and maintenance for this area, then any savings directly related to this area shall be passed on to the Lessee. If cleaning and maintenance personnel are required on weekends, such services shall be provided at Lessees cost.

10.5.3 Lessor shall cause all bistros located in the Premises to be cleaned on a 7-days per week basis and Lessee shall, in addition to all other amounts payable by Lessee pursuant to his Lease, pay to Lessor the cost of all such cleaning service which is over and above the Building’s standard cleaning service for regular office space.

10.6     REFUSE DISPOSAL

The Lessee shall not leave or place any debris or refuse outside the Premises, except as allowed by the Lessor at specific times of pick-up in areas designated by the Lessor in suitable containers provided and placed for that purpose by the Lessee, at its expense. All ordinary refuse or debris shall be removed by the Lessor. The Lessor reserves the right to charge the Lessee for the cost of removal of extraordinary refuse or debris.

10.7     VENTILATION AND ELECTRICAL CAPACITIES OF PREMISES

10.7.1 The ventilation and electrical capacities of premises in the Building are normally designed to meet the following performance specifications:

(a)	one (1) cubic foot of air per minute per square foot, with no more than seven (7) persons for each 1,000 square feet of Usable Area of the Premises; and

(b)	four (4) watts of electricity per square foot of Usable Area of the Premises.

The aforesaid capacities as well as any and all improvements thereto brought about by the provisions of Schedule “C” shall be termed for the purposes hereof the “Microcell Performance Specifications” (it being understood, however, that the Technical area shall be supplied with 200 cubic foot of air per minute).

10.7.2 The Lessee shall not, without the prior written consent of the Lessor, use the Premises in any manner which will exceed the foregoing Microcell Performance Specifications. Without limiting the generality of the foregoing, nothing contained herein shall be construed as to create any obligation on the Lessor to furnish electricity, heating, air-conditioning or any other services to the Lessee which exceed the foregoing Microcell Performance Specifications due to the use in the Premises of any type or number of equipment not usually found in general office premises. If the Lessee requests additional performance specifications and same are within the capacity of the Building’s existing equipment, and the Lessor consents to provide same, the Lessee shall pay all costs including, without limitation, all design, engineering, electrical and cooling equipment costs which may be incurred in order to respond to Lessee’s additional requirements for ventilation and/or electricity. It is understood that Lessor shall not refuse Lessee’s requests without reasonable motive.

10.8     DISCONTINUATION OR MODIFICATION

The Lessor shall have the right, without liability or obligation to the Lessee, to discontinue or modify any services required of it under this Lease during such time as may be necessary, or as the Lessor may deem advisable by reason of accident, or for the purpose of effecting repairs, replacements, alterations or improvements, the whole provided reasonable advanced notice of same is given to Lessee except where prior notification is unfeasible due to reasons beyond Lessor’s normal control. Without limiting the foregoing, the Lessor shall not be liable to the Lessee for failure for any reason to supply said services or any of them, the Lessor however undertaking to correct any such failure with reasonable diligence. If non-urgent but necessary repairs need to be done to the Building and that such work requires the Lessee to be temporarily dispossessed of part of the Premises, the Lessor and Lessee shall fully co-operate and negotiate together, acting in good faith, to minimize to the extent possible, the impact and inconveniences of the repairs for the Lessee.

10.9     LOCKS

The Lessee shall provide the Lessor with keys for every door lock in the Premises (with the exception only, for security reasons, of the area known as the Technical Area, which the Lessee considers to be an area restricted to authorised personnel only) and no additional locks may be placed by the Lessee upon the doors of the Premises without the prior written consent of the Lessor, which consent may not be unreasonably withheld. No lock may be altered without the prior consent of the Lessor, which consent may be conditional on Lessee furnishing to Lessor keys to any such altered lock. At the termination of this Lease, the Lessee shall immediately surrender to the Lessor all keys to all (including those of the aforementioned Technical Area) in the Lessee’s possession, and all such locks shall remain the property of the Lessor.

10.10     FORCED ENTRY

If the Lessor is unable to access the Premises using keys provided for that purpose by the Lessee, then the Lessor shall have the right to enter the Premises by force and break any glass on the exterior of the Premises in order to gain such entry in the event of a situation which, in the opinion of the Lessor, may result in death or injury to persons or loss or damage to the Premises, the Building or the property of the Lessor. Such forcible entry shall be undertaken only if the representatives of the Lessee are not able to be contacted and give access to the Premises to the Lessor’s representatives in a sufficiently short delay as may be considered necessary under the circumstances by the representatives of the Lessor. The Lessor shall repair any damage to the Premises caused by such forcible entry and charge the cost thereof to Operating Expenses, unless such forcible entry is necessitated by the act or fault of the Lessee, in which event all such damage shall be repaired by the Lessor at the Lessee’s expense.

11     SPECIAL PROVISIONS

11.1     FINISHING OF PREMISES

Subject to the completion of all construction and build-out requirements contemplated in this Lease and to the adjustment of any seasonal defects which may be experienced with the first cycles of seasonal changes during the first year of occupancy of each area of the Premises, the Lessee declares that it has examined the delivered areas of the Premises and has found same to be in good condition and in a good state of repair in all respects, and the Lessee accepts the Premises in such condition and state.

12     PAYMENT OF MONIES

12.1     PAYMENT

All monies owing by the Lessee hereunder shall be payable when due without notice or demand and shall be paid to the Lessor or its nominees at the head office of the Lessor or at such place in Canada as shall be designated from time to time by the Lessor in writing to the Lessee.

12.2     CURRENCY

All monies payable hereunder by the Lessee to the Lessor shall be payable during the Term in legal currency of Canada.

12.3     INTEREST ON ARREARS

The Lessee shall pay interest compounded monthly on all Minimum Rent or Additional Rent under the terms of this Lease and not paid when due, calculated from the due date to the date of payment, at a rate per annum of two percentage points (two hundred basis points) in excess of the prime rate of Bank of Nova Scotia. For greater certainty, such prime rate means the prime lending rate of interest, expressed as a rate per annum, which Bank of Nova Scotia establishes as a reference rate of interest in order to determine the interest rate that it will charge on any particular day for loans in Canada in Canadian dollars to its commercial borrowers. This provision for interest shall not affect any other remedy which the Lessor may have in respect of any failure by the Lessee to pay any amount owing hereunder when due.

12.4     LESSOR’S LEGAL FEES

The Lessee shall also pay any reasonable legal fees which the Lessor incurs in collecting from the Lessee any overdue sums of money prior to the institution of legal proceedings, which pre-litigation fees are hereby stipulated and agreed to be not less than two hundred and fifty dollars ($250.00).

12.5     WAIVER OF RIGHT TO SET OFF

Should the Lessee wish to assert any right of any nature whatsoever against the Lessor, whether or not in connection with this Lease, it shall pursue the matter independently of the performance of its obligations under the Lease. Accordingly, the parties agree that under no circumstance will the Lessee have any right to set off, compensate or deduct any amount against the Minimum Rent or Additional Rent unless the Lessor is held liable to pay an amount to Lessee pursuant to a judgement or arbitration ruling which is final and without appeal.

12.6     TERMINATION OF LEASE

Upon any termination of this Lease and up to the termination of this Lease, the Lessee shall, in addition to all other amounts which it is obliged to pay hereunder, pay to the Lessor such amount as is estimated by the Lessor to represent that portion of the aggregate amount of the Lessee’s Proportionate Share of Real Estate Taxes and of Operating Expenses payable and to become payable by the Lessee hereunder, and which have not yet been paid pursuant to the terms of the Lease.

13     BUSINESS, WATER AND IMPROVEMENTS TAXES

13.1     LESSEE’S RESPONSIBILITY

The Lessee shall pay all business taxes, water taxes and similar rates and taxes which may be levied or imposed on the Premises or the business carried on therein, and all other rates and taxes which are or may be payable by the Lessee as lessee and occupant thereof or which may be levied or unpaid on the Lessee’s fixtures, equipment and machinery or any alterations or improvements to the Premises made by the Lessee.

13.2     REIMBURSEMENT OF LESSOR

If by law, regulation or otherwise, any of the foregoing taxes or rates are made payable by the Lessor or proprietors, or if the mode of collecting same is altered as to make the Lessor liable therefor instead of the Lessee, the Lessee shall pay to the Lessor prior to the due date, but in any event within seven (7) days after demand upon the Lessee, the amount which the Lessor is required to so pay, and the Lessee shall hold the Lessor harmless and indemnified against any reasonable cost or expense in respect thereof.

14     INSURANCE

14.1     INCREASE IN LESSOR’S INSURANCE

The Lessee shall not do or permit to be done in or about the Premises, or bring into or keep upon the Premises, anything which will in any way affect the fire risk or increase the rate of fire or other insurance on the Building. Should the rate of any type of insurance on the Building be increased by reason of any violation of this Lease by the Lessee, the Lessor, in addition to all other remedies, may pay the amount of such increase and the amount so paid shall become payable by the Lessee as Additional Rent on demand. Should any insurance policy on the Building be cancelled by the insurer by reason of the use and/or occupation of the Premises or any part thereof by the Lessee or by anyone permitted by the Lessee to occupy or be upon the Premises, same shall constitute a default under, and be sanctionable in accordance with the provisions of section 17. In addition, the Lessor may, at its option, and at the expense of the Lessee, enter upon the Premises and remedy the cause of such insurance cancellation.

14.2     FIRE FIGHTING EQUIPMENT

The Lessee shall, at its expense, install and maintain in the Premises such fire extinguishers and other fire fighting equipment, including without limitation, emergency lighting, as is deemed reasonably necessary or desirable by the Lessor or any authority or insurance body. If so required by the Lessor or any such authority or body, the Lessee shall appoint a warden to co-ordinate with the fire protection facilities and personnel of the Lessor.

14.3     REQUIRED COVERAGE

The Lessee shall, at its expense, take out and maintain in force and in favour of each of the Lessor and the Lessee as named insureds during the Term:

14.3.1 general public liability insurance against claims for bodily injury, death or property damage arising out of the Lessee’s operations hereunder. The limits of said liability insurance, which may be increased from time to time to amounts determined by the Lessor acting reasonably, shall not be less than five million dollars ($5,000,000) combined single limits for death, bodily injuries and property damage arising from any one occurrence;

14.3.2 all-risks insurance including the perils of fire, extended coverage in respect of furniture, equipment, mechanical or electrical systems, inventory, stock in trade, fixtures and leasehold improvements located in the Premises and in respect of such other property located in or forming a part of the Premises, as the Lessor may reasonably require from time to time, in amounts not less than the full replacement cost in each case, such insurance policy to contain a provision that any right of subrogation which the insurer might otherwise have against the Lessor, its officers, agents or employees, is waived;

14.3.3 plate glass insurance for the plate glass of the Premises. The Lessee shall, at its expense, repair or replace all glass and plate glass of the Premises in the event of damage thereto, unless such damage is caused by the Lessor, its employees or agents, in which event such glass or plate glass shall be repaired or replaced by the Lessor; and

14.3.4 any additional insurance as the Lessor, acting reasonably, may require from time to time.

14.4     FAILURE TO INSURE

The insurance required hereunder shall be placed with insurers and upon terms and conditions satisfactory to the Lessor. Certificates of the required insurance shall be furnished to the Lessor by the Lessee promptly upon issuance of such insurance policies. In the event that the Lessee fails to so insure or fails to furnish to the Lessor certificates of insurance as herein required, the Lessor may, without prejudice to its other remedies, place such insurance for a period not exceeding one (1) year, and any premium therefor paid by the Lessor shall be recoverable from the Lessee as Additional Rent on demand.

15     ALTERATIONS, REPAIRS, IMPROVEMENTS

15.1     CARE OF PREMISES

15.1.1 Notwithstanding the provisions of the Civil Code of Quebec or any other legislation concerning maintenance or repairs, the Lessee shall, at its expense throughout the Term, maintain, repair, replace and generally keep in good repair, order and condition the Premises, as would a prudent and diligent owner, including all improvements, furniture, fixtures, equipment, glass and plate glass located in the Premises, but excluding, however, any structural portion and other major systems and components of the Building which may be located in the Premises. The Lessee shall give the Lessor prompt written notice of any damage whatsoever to the Premises or Building. Should the Lessee fail to so maintain and repair the Premises, the Lessor, after giving written notice of not less than ten (10) days to the Lessee (it being understood that in the event of an emergency, the delay for any notice which may be required shall be dictated by the circumstances at hand), shall have the right, without prejudice to its other remedies, to effect such maintenance or repair, and all costs so incurred by the Lessor shall be payable by the Lessee as Additional Rent on demand. At the termination of this Lease, the Lessee shall deliver the Premises to the Lessor in as good order and condition as at the commencement of this Lease, broom clean and trash free.

15.1.2 The Lessee shall be solely responsible for and shall pay the cost of all repairs of every nature and kind whatsoever to the Premises other than repairs and rebuilding thereof which constitute structural repairs to the Building or its other major systems and components.

15.1.3 So long as Lessor maintains the required personnel and services in the Building, Lessee may, provided it agrees to pay the then applicable charges for same, utilise any such available services in common with other tenants of the Building in order to fulfill its obligations to repair and otherwise maintain its Premises.

15.2     IMPROVEMENTS, REPAIRS, ALTERATIONS, INSTALLATIONS BY THE LESSEE

15.2.1 The Lessee shall not make any improvements, repairs, alterations or installations to the Premises or any other part of the Building, without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Except for components of the plumbing, piping, electrical, mechanical, heating, ventilation and air conditioning systems and similar base-building items which shall become the property of Lessor upon installation, all improvements, repairs, alterations and installations to the Premises (save any trade fixtures) which in any manner are attached in, to, or under the floors, walls or ceilings, including, without limitation, lighting installations such as, without restriction, spotlights and tracks, floor finishes and carpets of whatever nature placed upon the floor of the Premises, doors, shall become the property of the Lessor at the expiry of the Lease without compensation therefor, and shall be surrendered to the Lessor upon the termination of this Lease. All such improvements, repairs, alterations and installations shall be done at the Lessee’s expense by such contractor(s) as the Lessee may select and the Lessor approve, such approval not to be unreasonably withheld. The Lessor shall also have the right to have any such work supervised by its architects, contractors and workmen, in which case the Lessee shall pay to the Lessor, as Additional Rent on demand, an amount equal to the greater of:

(i)	the cost of such supervision and co-ordination, as determined by the Lessor, acting reasonably; and

(ii)	five percent (5%) of all construction costs.

No such costs or fees shall be payable in connection with all work carried out in the building and installation of the initial improvements to any portion of the Premises.

15.2.2 In the event that any contractor is not fully unionized, or is causing, or in the Lessor’s reasonable opinion is likely to cause, labour trouble in the Building, the Lessor shall have the right to require that such contractor cease or refrain from doing any work in the Premises, and upon receipt of written notice from the Lessor, the Lessee shall prevent such contractor from entering the Building. The Lessor shall also have the right to require that any contractor carry property damage and public liability insurance in the amount of not less than five million dollars ($5,000,000.00) in respect of its activities in the Building.

15.2.3 The Lessee shall use the base-building blinds or similar window coverings installed by the Lessor at all times so as to prevent exterior views of unsightly items or areas located within the Premises such as boxes, storage areas, and related items or areas. The Lessee shall also use said blinds or coverings during hot or sunny periods so as to prevent solar heat build-up within the Premises which may result in undue strain on the air-conditioning system of the Premises and/or the Building.

15.2.4 Upon termination of the Term or of any renewal thereof or upon any prior termination, the Lessee shall not have the right nor the obligation to remove any or all of the improvements constructed or installed upon the Premises.

15.2.5 Notwithstanding the above, it is understood and agreed, however, that anything installed or constructed in the Premises by or on behalf of Lessee for its own specific requirements and which is of a type not usually found in office premises (such as but not limited to vaults, staircases, atriums and raised floors), the removal of which requires work over and above the usual demolition work required for premises not so equipped, shall be removed by Lessee, if Lessor so requests, and any damage occasioned by the installation or removal of any and all such items be made good, the whole at Lessee’s sole cost and expense. Without limiting the foregoing, it is understood and agreed that the Lessor may, as a condition of any consent sought by virtue of 15.2.1 above, demand that anything of the type specified in the preceding sentence to be installed or constructed in the Premises during the Term be, upon termination of the Term or of any renewal thereof or upon any prior termination, removed by the Lessee and that all damage to the Premises occasioned by the installation or removal of any and all such items be made good, the whole at Lessee’s sole cost and expense.

15.2.6 Any moveable property left for a period of more than five (5) days in the Premises by the Lessee at the end of the Term or in the case of a prior termination, shall be presumed to have been abandoned by the Lessee and the Lessor shall be entitled to dispose of same at its sole discretion without any compensation being payable therefor.

15.3     LEGAL HYPOTHECS

The Lessee shall promptly pay or cause to be paid all charges incurred by it or on its behalf for any work, materials or services which may give rise to a legal hypothec against any portion of the Building or Land and shall obtain from each architect, engineer, supplier of materials, contractor and subcontractor, prior to commencement of their respective work, a full and unconditional renunciation of its rights of legal hypothec, in form and substance satisfactory to the Lessor. Should said renunciations not be furnished to the Lessor prior to commencement of work, or should any such legal hypothec be registered, the Lessee shall deposit with the Lessor (without interest) an amount equal to one hundred and twenty-five percent (125%) of the claims secured thereby within ten (10) days after registration thereof, failing which, the Lessor, without in any way limiting its other rights and recourses, may order the immediate cessation of any work in the Premises, and/or cancel the present Lease, and/or obtain the radiation of such hypothec and be reimbursed by the Lessee on demand, as Additional Rent, an amount equal to the full cost of such radiation.

15.4     ALTERATIONS TO BUILDING AND LAND BY LESSOR

The Lessor shall have the right, at any time and from time to time, to install and maintain in the Premises whatever is necessary or useful for the equipment, use or convenience of the Building or its tenants, to renovate, modify, convert, alter or redevelop or otherwise vary the layout, composition, nature or use of the Building or Land or any part thereof, including the Premises, which work may include the replacement, addition or deletion of windows or exterior or interior walls in the Building, including the Premises, and the expansion or reduction of the various categories of space in the Complex contemplated in Section 42.21. If any such work is carried out in the Premises, the Lessor shall have the right, together with its agents and representatives, to access the Premises to the extent required for the performance of such work provided same affects the Premises in a minor fashion and in such event, the Lessor shall work with the Lessee so as to minimise the impact of any such changes on the Premises.

Notwithstanding the foregoing, Lessor warrants that the Premises may be used as general office space and that it shall use reasonable efforts to provide Lessee with prior notice of expected noise disruptions, it being understood that Lessor shall also use reasonable efforts to control such disruptions during the current re-development of the Building.

16     ASSIGNMENT AND SUBLETTING

16.1     CONSENT REQUIRED

Lessee shall have the right, at any time and from time to time during the Term, to assign its rights by virtue of this Lease as they apply to the whole of, or to any part of, all of the areas, any one or any combination of the areas enumerated in section 2.1 or to sublet the whole of, or any part of, all of the areas, any one or any combination of the areas enumerated in section 2.1 to a different company or to different companies within the Microcell group of related companies without the Lessor’s further consent, provided Lessee always remains responsible for all the tenant’s obligations under the Lease, no guarantee or covenant in Lessor’s favour is negatively affected by any such assignment or sublet and that Lessor is not, directly or indirectly, in any way, manner or form in a worse off position than before any such assignment or sublet takes place.

Except as provided for in the preceding paragraph, the Lessee shall not, on pain of nullity, effect any Transfer (as such term is hereinafter defined in section 16.6) without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. The consent of the Lessor to any such Transfer shall not constitute a consent to any further Transfer and the all other terms and conditions of this section 16 shall apply to all Transfers, subject at all times, however, to Lessee’s rights provided for in the first paragraph of this section 16.1.

16.2     LESSEE TO FURNISH INFORMATION

At least thirty (30) days prior to the date any Transfer is to become effective, the Lessee shall provide the Lessor with:

16.2.1 copy of the written documentation evidencing the proposed Transfer;

16.2.2 the name and legal composition of the proposed Transferee(as defined in section 16.6); and

16.2.3 the usual credit information reasonably required in the circumstances to assess the business and financial responsibility and standing of the proposed Transferee.

The effective date of the giving of the aforementioned notice by the Lessee requesting such consent to the Transfer shall not occur until such time as the Lessee has provided the Lessor in writing with all information required under this section 16.2.

16.3     LESSOR’S RIGHTS

16.3.1 The Lessor shall within 15 days of receipt of the Lessee’s written request for consent and of all of the information required under section 16.2, notify the Lessee in writing that:

16.3.1.1 it grants its consent to the proposed Transfer; or

16.3.1.2 it refuses to grant its consent to the proposed Transfer; or

16.3.1.3 it elects to terminate this Lease, without penalty to Lessee, in preference to granting or refusing its consent to the proposed Transfer, and without having to justify its election, in which event the termination shall be effective on the date stated in the Lessor’s notice of termination, which date shall be the last day of a month and not less than thirty (30) days, nor more than one hundred twenty (120) days, following the delivery of such notice. Notwithstanding the foregoing, the Lessee shall be entitled to withdraw its request for Lessor’s consent within three days of Lessor’s notification to Lessee that it elects to terminate the Lease and, in such event, the request shall be deemed to never have been made; or

16.3.2 Should the Lessor consent to the Transfer, the consent shall, in addition to any other conditions stipulated by the Lessor, be subject to the following:

16.3.2.1 the Lessee shall remain solidarily liable (within the meaning of Article 1523 and following of the Civil Code of Quebec) with the Transferee for the fulfilment of all obligations of the Lessee under this Lease and any renewal thereof (notwithstanding the provisions of Articles 1873 and 1881 of the Civil Code of Quebec, which provisions are hereby unconditionally, unequivocally and irrevocably waived by the Lessee), the whole without novation or delegation of any kind, and without benefit of subrogation;

16.3.2.2 the documents effecting the Transfer shall be prepared by the Lessor’s attorney, and all costs of processing the application for consent, which cost is presently estimated at two hundred and fifty dollars ($250.00), including any credit reports, preparation and/or negotiation of any documentation, shall be paid for by the Lessee at the time of execution of the Transfer;

16.3.2.3 all amounts owing by the Lessee hereunder and due as at the effective date of the Transfer shall be paid in full on or prior to such date. Where any such amounts cannot be fully determined at that time, the Lessee shall deposit with the Lessor an amount reasonably estimated by the Lessor to cover such estimated amounts, to be held by the Lessor, without any liability for interest thereon, until the estimated amounts become fully determined by the Lessor, at which time the appropriate adjustments will be made;

16.3.2.4 the Lessee shall have a period of thirty (30) days in which to complete the Transfer in accordance with the terms and conditions stipulated by the Lessor. In the event that the Lessee does not effect such Transfer within said thirty (30) day period, the Lessor’s consent to such Transfer shall be deemed null and void and the Lessee shall not be permitted to effect a further Transfer without again conforming to all of the provisions hereof.

16.4     Lessor’s Conditions

16.4.1 If the Lessor consents to any such Transfer, the Lessor may require that any and all rent paid by the Transferee, including but not limited to any rent in excess of the rental to be paid under this Lease, shall be paid directly to the Lessor at the time and place specified in this Lease.

16.4.2 Under no circumstance will: (i) the mere occupation of all or part of the Premises by any proposed Transferee or third party or the Lessor’s tolerance thereof, (ii) the payment of rent or other amounts by any proposed Transferee to the Lessor, or (iii) the consent to any previous Transfer, constitute a waiver of any obligation of the Lessee to obtain prior formal written consent to any Transfer, nor will any of the foregoing be construed as constituting a consent to the proposed Transfer.

16.4.3 Nevertheless, whether or not the Lessor consents to any Transfer, it may collect rent or other amounts from any Transferee or proposed Transferee and apply the net amount collected to Minimum Rent and Additional Rent, without in any manner prejudicing any of its rights under this Lease.

16.5	REFUSAL OF CONSENT BY LESSOR

Without limiting the grounds upon which consent to a Transfer may be refused, any of the following shall be deemed reasonable grounds which the Lessor may invoke to refuse consent:

16.5.1 the proposed Transferee is then a lessee of the Building;

16.5.2 there is a history of defaults under commercial leases by the proposed Transferee or by companies or partnerships in which the proposed Transferee was a principal shareholder or partner, as the case may be, at the time of the defaults;

16.5.3 the Lessor has reasonable grounds to believe that the proposed Transferee does not intend to bona fide physically occupy and carry on business from the Premises, or the effective date of the proposed Transfer will predate the date upon which the Lessee commences to physically and bona fide occupy and carry on business from the Premises;

16.5.4 the Lessor will be in default under the provisions of any other lease, offer to lease, deed of hypothec or other instrument of financing or any other agreement with a third party in connection with the Building if it consents to the Transfer.

16.6	DEFINITION OF TRANSFER AND TRANSFEREE

16.6.1 For the purposes of this section the following definitions shall apply:

16.6.1.1 “Transfer”: any assignment of the Lease or any subletting of any part of the Premises howsoever termed or qualified, or, if Lessee is a joint-stock company (other than any company whose voting securities are publicly traded on any recognised stock exchange in Canada or the United States), any change in its effective voting control from that existing on the date Lessee first incurred any obligation to Lessor for the leasing of the Premises, or, if Lessee is a partnership, any change in its composition from that existing on the date Lessee first incurred any obligation to Lessor for the leasing of the Premises.

16.6.1.2 “Transferee” any person to whom a Transfer is made.

16.7	ADVERTISING

The Lessee shall not print, publish, post, mail, display, broadcast or otherwise advertise or offer the whole or any part of the Premises for any purpose and shall not permit any broker or other party to do any of the foregoing, unless the complete text and format thereof is previously approved in writing by the Lessor.

17	DEFAULT OF LESSEE AND REMEDIES OF LESSOR

17.1	EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute a default under this Lease:

17.1.1 if the Lessee fails to pay any installment of Minimum Rent or Additional Rent when due and such failure continues for more than three business (3) days after Lessee receives a written request to remedy such failure;

17.1.2 if the Lessee becomes insolvent or commits an act of bankruptcy within the meaning of the Bankruptcy and Insolvency Act (Canada) or makes a general assignment for the benefit of its creditors, or if the Lessee is declared bankrupt, or if a petition for a receiving order or bankruptcy petition is filed against the Lessee, or if the Lessee files an assignment in bankruptcy, a notice of intention or a proposal under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), or takes or attempts to take advantage of any legislation for the relief of bankrupt or insolvent debtors, or if any execution is levied against the Lessee, or if any encumbrancer of the Lessee’s interest shall take any action to enforce its security, unless such execution or enforcement proceeding be set aside, discharged or abandoned within seven (7) days;

17.1.3 if any order shall be made for the dissolution, liquidation or winding-up of the Lessee or other termination of the corporate existence of the Lessee;

17.1.4 if a receiver, trustee, or any official having similar power is appointed with respect to the Lessee or any portion of its business affairs or property; or if the estate of the Lessee is transferred, passes to, or devolves upon any other person by operation of law;

17.1.5 if the Lessee fails to perform any other material obligation under this Lease and such failure continues for ten (10) business days after written notice thereof from the Lessor to the Lessee specifying such failure.

17.2	REMEDIES OF THE LESSOR

17.2.1 In the event of any default by the Lessee under section 17.1, the Lessor shall have, unless the Lessee has cured its default, the right to terminate this Lease by written notice to the Lessee, whereupon this Lease shall terminate at noon on the tenth (10th) day following the date such notice is given, without the necessity of any other “mise en demeure” or legal process whatsoever. The Lessee shall thereupon quit and surrender the Premises to the Lessor, or if not yet in possession, the Lessee shall no longer have any right to possession of the Premises. The Lessor shall have the right to enter the Premises and dispossess the Lessee and remove any persons or property therefrom and/or may bolt the Premises or change the locks thereon, any legislation to the contrary notwithstanding, without the necessity of any legal proceeding whatsoever and without being liable to the Lessee therefor in damages, or otherwise. As of the tenth day after the date the Lessor notifies the Lessee that it has terminated this Lease, the Lessor shall ipso facto and automatically have the absolute right to treat as abandoned and to discard, destroy, sell or otherwise dispose of all property then remaining within the Premises, including all stock in trade, furniture, and any other effects of any nature whatsoever, the whole without compensation to the Lessee or any other party having any claim or interest in the property which Lessee fails to remove from the Premises within the delay provided for herein above.

17.2.2 In the event of such termination, Minimum Rent and Additional Rent for the then current month and for the lesser of twelve months or each subsequent month thereafter through to the expiry date of this Lease or any valid renewal hereof, shall, ipso facto, as of and from the occurrence of said default, become due and payable to the Lessor, the whole without notice, demand or delay and without prejudice to the Lessor’s right to claim from the Lessee all other costs, expenses and damages suffered or to be suffered by the Lessor as a result of the Lessee’s default or the premature termination of this Lease.

17.2.3 In the case of termination where the Lessee is bankrupt or insolvent, the Lessor shall, in addition to all its other rights, remedies and recourses, be entitled to the equivalent of three (3) months’ Minimum Rent and Additional Rent as accelerated rent.

17.3	LESSOR’S CUMULATIVE RIGHTS

Neither the stipulation nor the exercise by the Lessor of any right it may have hereunder or in law shall preclude the exercise by the Lessor of any other right it may have hereunder or in law. Without limiting the generality of the foregoing, the rights of termination stipulated in favour of the Lessor under this section 17 and elsewhere in this Lease shall not prevent the Lessor from exercising its rights to claim any penalty stipulated hereunder and/or to petition for a provisional, interlocutory or permanent injunction or specific performance, and/or to claim for damages.

17.4	CROSS-DEFAULTS

Lessee acknowledges that it has or will, directly or indirectly through other entities of the Microcell group of companies, enter into other leases and guarantees in connection with the tenant’s obligations under such leases with Lessor, the whole for other premises in the Building known generally as follows:

❑	Switch room comprising approximately 7,376 square feet of Usable Area on Floor “A” together with certain spaces on the loading dock and roadway levels

❑	All other spaces which may be eventually occupied as a result of expansion, option, first refusal, or similar rights affecting the parties

Lessee hereby accepts and agrees that any default under any of the aforesaid leases or guarantees shall also constitute a default under the present lease and the other leases and guarantees and that any default under the present Lease shall also constitute a default under the other said leases and guarantees, it being understood that the Lessor, in any such case, may exercise any right or recourse under any of the aforesaid leases and guarantees against any party or parties independently or in any combination it may choose.

18	DAMAGES

18.1	ACTS OF LESSEE

The Lessee shall be responsible for all damages or injury suffered by the Lessor, its officers, employees, servants, agents, or co-tenants and for all damages to the Building or Premises, caused by the act or neglect of the Lessee, its officers, employees, servants or any other person for whom the Lessee is legally responsible. Any such damage may be repaired by the Lessor at the Lessee’s expense immediately in the event of an emergency or, in non-emergency situations, if such damage remains unrepaired five (5) business days after Lessor requests Lessee to repair same.

18.2	LIMITATION OF LESSOR’S LIABILITY

18.2.1 The Lessor shall not, under any circumstances except in the case of its own negligence, be liable in respect of any loss, injury or damage suffered by the Lessee or any other person as a result of any of the following occurrences:

18.2.1.1 loss or damage to property of the Lessee by theft, accident or any other cause;

18.2.1.2 injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water (including sewer back-up), rain, snow or leaks from any part of the Premises or the

Building, or from any pipes, appliances or plumbing work therein, or from dampness;

18.2.1.3 provided that the Lessor has taken all reasonable steps within its control to alleviate same, any damage to the property of the Lessee or any reduction in the Lessee’s enjoyment of the Premises caused by the acts or activity of any third person including any other tenant in the Building, or by any person in the Premises, or by the construction of any private or public work; or

18.2.1.4 loss or damage arising out of any delay in the finishing of the Premises, or the interruption or modification of any service or facility to be provided by the Lessor under the terms of this Lease, caused or required by maintenance, repairs, strikes, riots, labour controversies, accidents, fuel shortages, acts of God or the Queen’s enemies, fire or other casualty, force majeure, cas fortuit or other cause beyond the Lessor’s reasonable care and control. The Lessor undertakes, however, to take all reasonable steps to remove the cause of such interruption with due diligence.

19	DAMAGE AND DESTRUCTION

19.1	TOTAL DESTRUCTION

19.1.1 If the Premises are totally destroyed or rendered substantially or wholly untenantable by fire or other cause and the Lessor shall decide not to rebuild or restore the Premises, or if the Building is so damaged that the Lessor shall decide not to rebuild or restore same (whether or not the Premises are damaged), the Lessor shall have the right within ninety (90) days after such fire or other cause of destruction, to cancel this Lease by written notice to the Lessee. If the Lessee is not then in default or otherwise liable towards the Lessor hereunder, the Lessee’s liability for Minimum Rent and Additional Rent shall cease as of the day following the casualty.

19.1.2 If the Lessor elects to restore or rebuild the Premises, the Lessor shall so notify the Lessee within ninety (90) days after such fire or other cause of destruction.

19.1.3 If the Lessor notifies the Lessee that a period longer than one hundred and eighty (180) days from the date of the casualty is required to effect such restoration or rebuilding of the Premises, then either the Lessor, or the Lessee if it is not then in default hereunder, shall have the right to cancel this Lease as of the date of damage or destruction, by means of a written notice to that effect to the other party within fifteen (15) days of receipt by the Lessee of said notice by the Lessor of the estimated period of restoration or rebuilding.

19.1.4 The Lessor’s notice of cancellation of this Lease may, however, be included in the Lessor’s notification to the Lessee that it has estimated that a period longer than one hundred and eighty (180) days from the date of the casualty will be required to effect such restoration or rebuilding.

19.1.5 If the Lessor notifies the Lessee that it estimates that the period required to effect restoration or rebuilding of the Premises will be longer than one hundred and eighty (180) days from the date of the casualty and that it does not intend to proceed therewith, it shall be deemed to have given to the Lessee notice of cancellation of this Lease.

19.1.6 If neither the Lessor nor the Lessee exercises its right to cancel the Lease as aforesaid, the Lease shall, subject to section 19.2 below, remain in full force and effect, and the Lessor shall proceed diligently with the necessary restoration or rebuilding.

19.1.7 In the event of the cancellation of this Lease pursuant to any of the provisions of this section 19.1, the Term shall expire and the Lessee shall immediately vacate the Premises and deliver same to the Lessor upon such cancellation, and the Lessee shall pay all Minimum Rent and Additional Rent up to the date of fire or other cause of destruction. In the event of restoration or rebuilding pursuant to any of the provisions of this Section 19.1, those provisions of Article 1865 of the Civil Code of Quebec which would require Lessor to obtain court approval prior to doing any such work are hereby waived by the Lessee and shall not apply to this Lease.

19.2	RECONSTRUCTION OR REPAIR AND LIABILITY

In the event of such restoration or rebuilding, Minimum Rent and Additional Rent shall abate in proportion to the part of the Premises which have been rendered untenantable during the period commencing on the day following the fire or other cause of destruction and ending on the day the Lessor delivers the Premises to the Lessee for the Lessee’s finishing and fixturing work.

20	EXPROPRIATION

20.1	EXPROPRIATION

The Lessor and the Lessee shall co-operate with each other in respect of any expropriation of all or any part of the Premises or the Building, so that each may receive the maximum award to which it is entitled by law. If the whole or any part of the Premises, or the whole of the Building, or so much thereof as shall, in the opinion of the Lessor, render it commercially undesirable to continue operation of the Building, is expropriated, condemned or taken by any competent authority for any purpose whatsoever, the Lessor shall have the right at its discretion to terminate this Lease upon notice in writing to the Lessee of not less than thirty (30) days, it being understood that if Lessor is able to give a longer notice as a result of the length of notice Lessor receives from the applicable government authority, then it will do so. The Lessee shall have no claim in damages or otherwise against the Lessor relating to or arising out of such expropriation, condemnation or taking, or arising out of such cancellation of this Lease, nor shall the Lessor be obliged to contest any expropriation proceedings.

21	TERMINATION OF LEASE

21.1	EFFECTIVE DATE OF TERMINATION

Notwithstanding any present or future legislation to the contrary, including without limitation Article 1879 of the Civil Code of Quebec, should the Lessee remain in occupation of the Premises after the expiration of the present Lease without having executed a new written Lease with the Lessor, such holding over shall not constitute a renewal of this Lease. In such event the Lessee shall, unless Lessor expressly authorises anything else to the contrary in writing, be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental payable in advance on the first day of each month equal to one-twelfth (1/12) of the aggregate of two (2) times the Minimum Rent (at the rate in force during the final month of the preceding term), plus Additional Rent, the whole without prejudice to all other rights and recourses of the Lessor as a result of the Lessee’s failure to vacate the Premises. In addition to the foregoing, the Lessor shall be entitled at the expiration of the Lease to enter into and recover possession of the Premises by any means whatsoever.

21.2	ABANDONMENT OF PROPERTY

Subject to the provisions of sections 15.2 and 17.2, the Lessee shall remove all of its property from the Premises at the expiration or earlier termination of this Lease. Any property belonging to the Lessee or any other person which is left in the Premises after the termination date shall be deemed to have been abandoned without compensation unless other arrangements have been agreed to in writing by the parties hereto. In such event, the Lessor shall have the right, after ten (10) days written notice to Lessee to that effect, to declare itself owner of such property and to dispose of same in whatever manner it considers appropriate. The Lessee shall not have any right to any compensation, nor shall the Lessee be entitled to make any claim against the Lessor as a result of such disposition, the whole without prejudice to the Lessor’s right to claim from the Lessee all expenses, losses and damages caused by the Lessee’s failure to remove such property as required herein.

22	ACCESS TO PREMISES

22.1	TO EXAMINE OR EXHIBIT PREMISES

22.1.1 The Lessor may, at any time and without any liability to the Lessee, provided prior notice of a duration which is reasonable in the circumstances is given to Lessee, enter the Premises to effect alterations or repairs or for any purpose which the Lessor considers necessary for the operation or maintenance of the Building or its equipment or to examine same or have its contractors examine same for any of the aforesaid purposes.

22.1.2 During the last twelve (12) months of the Term, the Lessee shall, upon at least twenty-four hours’ prior notice, allow the Premises to be exhibited by the Lessor and its agents to persons interested in leasing same. The foregoing shall prevail over the provisions of Article 1885 of the Civil Code of Quebec.

22.2	TO INSTALL EQUIPMENT

The Lessee shall permit the Lessor to install and maintain in the Premises whatever is necessary or useful for the equipment, use or convenience of the Building or its tenants, provided the Lessee’s enjoyment of the Premises is not unduly interfered with. The Lessee shall have no claim against the Lessor therefor.

23	COMPLIANCE WITH LAWS AND INDEMNIFICATION

23.1	COMPLIANCE

The Lessee shall, at its expense, throughout the Term, promptly comply with all laws, regulations, by-laws, ordinances and requirements of any authority having jurisdiction over the Premises or the business conducted therein, including without limitation the requirements of the fire, police and health departments.

23.2	INDEMNIFICATION OF LESSOR

Unless same results from the fault or negligence of the Lessor, the Lessee shall indemnify and hold the Lessor fully harmless and indemnified against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgements, reasonable costs and expenses (including reasonable attorneys’ fees and court costs) arising directly or indirectly, in whole or in part, out of a breach by the Lessee of its obligations under section 9.1, 23.1 or of any of its other obligations under this Lease, or out of any accident or occurrence on or about the Premises causing injury or death to any person, or damage to property.

23.3	LESSEE’S OPERATING PERMITS

If any equipment, installation or apparatus to be used or installed by the Lessee in the Premises requires a permit from any governmental authority, the Lessee shall secure the required permit before installation and file a copy of such permit with the Lessor. In addition, notwithstanding the provisions of Article 1854 of the Civil Code of Quebec, the Lessee shall be responsible, at its expense, for obtaining any occupancy, business or similar permits which it may require in order to use the Premises for the purposes provided for in this Lease and any failure by the Lessee to obtain any of such permits shall not entitle the Lessee to cancel this Lease or obtain a reduction of Minimum Rent or Additional Rent.

24	ALIENATION BY THE LESSOR

24.1	THE LESSOR’S RIGHT TO ASSIGN

Without in any way limiting the right of the Lessor to assign this Lease, the Lessor or the owner(s) of the Building shall have the right to assign or hypothecate this Lease in favour of a lending institution as security for any obligation. In the event of any such assignment or hypothecation and notification thereof to the Lessee, this Lease shall not be cancelled or its financial conditions modified for any reason whatsoever, without the written consent of the creditor, except as provided for, anticipated, or permitted by the terms of this Lease or by law. The Lessee shall, if and whenever reasonably required by the Lessor, at the Lessor’s expense subordinate this Lease to such hypothec or assignment.

24.2	SALE OR TRANSFER OF BUILDING

In the event of any sale or transfer of the Building, or the making of any lease thereof, or the sale, transfer or assignment of any such lease, and provided that the transferee, acquirer or lessee assumes all of the obligations of the Lessor under this Lease arising from and after the effective date of such sale, transfer, lease or assignment, then without further agreement between the parties, or between the parties and the transferee, acquirer or lessee, the Lessor shall be released from all of the obligations so assumed, and the Lessee shall thereafter be bound to such transferee, acquirer or lessee, as the case may be, with the same effect as though the latter had been the Lessor under this Lease.

25	PRIOR OCCUPANCY

25.1	PRIOR OCCUPANCY

Should the Lessee occupy or gain access to the Premises prior to the commencement date of the Term, all terms and conditions of this Lease, including the free rental periods contemplated in this Lease, shall have effect and apply to such occupation or access.

26	UNAVOIDABLE DELAY

26.1	NON-RESPONSIBILITY OF LESSOR OR LESSEE

Notwithstanding anything in this Lease to the contrary, if any party is bona fide delayed or hindered in or prevented from performing any obligation hereunder by reason of Unavoidable Delay (as defined hereinafter) then performance of such obligation is excused for the period of the delay and the delay to perform such obligation shall be extended by the same period. However, the foregoing shall not operate to excuse Lessee from promptly remitting any payment required by this Lease. For the purposes hereof “Unavoidable Delay” shall mean the following: any delay occasioned by cas fortuit, force majeure, strike, lockout, labour trouble, inability to procure materials, restrictive government rules, regulations or orders, bankruptcy of contractors or any other condition whether of the foregoing nature or not (other than the financial condition of either party) which is beyond the reasonable control of the party invoking it.

27	RELOCATION

27.1	RELOCATION OF LESSEE

After the execution of this agreement and during the Term, the Lessor shall not have the right to relocate the Premises in whole or in part within the Building. Notwithstanding the foregoing, it is agreed that Lessor shall in no way be prohibited from reclaiming or relocating portions of the Premises when making modifications to the Building which may affect the Premises in a minor fashion and that in such event, Lessor shall work with Lessee so as to minimize the impact of any such changes on the Premises.

28	NOTICES

28.1	NOTICES

Any notice or demand contemplated by or pertaining to this Lease shall be in writing and shall be given by either party hereto to the other by registered or certified mail, telecopier, bailiff, private messenger service or hand delivered to the address of the party to whom notice is being given or when left upon the Premises. Any notice sent by registered or certified mail shall be deemed to have been received three (3) business days following the date of mailing (provided that at such time no postal strike is in progress or has been announced). Any party may change its address for notice by advising the other party in writing of such change in the manner provided in this section 28.1.

28.2	ADDRESSES FOR PURPOSES OF NOTICE

The Lessor:	825 St. Antoine West, Level 2 Post Office Box 1000, Place Bonaventure, Montreal, Quebec H5A 1G1 Attention: General Counsel

The Lessee:	The Premises with copy to the attention of the Chief Financial Officer and Vice-President, Legal Affairs which are located at the address indicated on the first page of this Lease.

28.3	ADDRESS FOR SERVICE

For purposes of service of all notices, writs and/or other legal documents in any suit at law, action or proceeding which the Lessor may take to enforce its rights under this Lease, the Lessee elects domicile at the Premises or, if the Lessee no longer occupies the Premises, then at its head office at 1000 de la Gauchetiere W., 25th Floor, Montreal, Quebec.

29	INTERPRETATION

29.1	REPRESENTATIONS, WARRANTIES, PRIOR AGREEMENTS, OFFER TO LEASE

This Lease constitutes the entire agreement between the Lessor and the Lessee, and supersedes all prior agreements (including offers to lease), representations and warranties, verbal or written, in respect of the Premises. This Lease may only be modified by agreement in writing duly signed by the Lessor and the Lessee.

29.2	EXCLUSIVITY

The Lessor shall not be precluded from leasing any other space in the Building to any other person carrying on the same or similar business to that of the Lessee.

29.3	BROKERAGE COMMISSION

Except for the commission payable pursuant to any agreement between the Lessor and the Lessee’s authorised broker, the Lessee shall pay, to the entire exoneration of the Lessor, any commission or other form of consideration which may be owing to any agent or broker in connection with this Lease or any offer to lease which may have preceded this Lease. The Lessee shall indemnify and hold the Lessor fully harmless and indemnified against any and all other claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgements, costs and expenses (including reasonable attorneys’ fees and court costs) arising directly or indirectly, in whole or in part, out of any claim for any such commission or other consideration.

29.4	GOVERNING LAW

This Lease shall be governed and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein. Should any clause or part of a clause be illegal or unenforceable under the laws of Quebec, it shall be considered severable, and the remainder of the Lease shall remain in full force and effect, to the extent permitted by Article 1438 of the Civil Code of Quebec.

29.5	SUCCESSORS AND ASSIGNS

Subject to the provisions of section 16, the obligations of the Lessee hereunder shall be binding upon the permitted successors and assigns of the Lessee.

29.6	INTERPRETATION, CAPTIONS

29.6.1 This Lease shall be read with such changes in number and gender as are appropriate, according to whether the Lessee is an individual male or female, or a partnership, corporation or association. If there is more than one person comprising the Lessee, each such person shall be solidarily liable (within the meaning of Articles 1523 and following of the Civil Code of Quebec) for the performance of all of the obligations of the Lessee hereunder, and unequivocally, unconditionally and irrevocably waives the benefits of subrogation.

29.6.2 All captions and headings appearing in this Lease have been inserted for ease of reference only and in no way define, limit or enlarge the scope or meaning of any provision of this Lease.

29.7	WAIVER

Failure of the Lessor to insist upon the performance of any covenant or condition of this Lease or to exercise any right or option contained in this Lease shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option. No such waiver or relinquishment shall be valid unless in writing and signed by duly authorised persons on behalf of the Lessor. The acceptance of Minimum Rent or Additional Rent from or the performance of any obligation by a person other than the Lessee, shall not be construed as an admission by the Lessor of any right, title or interest of such person as sub-lessee, assignee, transferee or otherwise in the place of the Lessee.

29.8	DEROGATION FROM LAW

In each instance where a provision of this Lease derogates from the Civil Code of Quebec or any other statute, regulation or by-law, such derogation shall operate notwithstanding the absence of any express reference herein to such statute, regulation or by-law.

30	RULES AND REGULATIONS

30.1	ACTS OF NUISANCE

30.1.1 The Lessee shall not perform any act or carry on any practice which may cause damage to the Premises or Building, or which may cause damage or constitute a nuisance to other tenants, occupants or users of the Building. The Lessee shall discontinue any such act or practice forthwith upon receipt of written notice from the Lessor.

30.1.2 The Lessee shall not do, or permit anything to be done on or about the Premises, the Building or the Land which will injure or obstruct the rights of the Lessor or of tenants or other occupants of the Building or of owners or occupants of adjacent or contiguous property, or do anything which is a nuisance. Lessee shall not do or permit to be done on or about the Premises, the Building or the Land or maintain anything therein or thereon which will in any way conflict with the laws, regulations, by-laws, ordinances or requirements or any authority having jurisdiction over the Premises, the Building or the Land or the business conducted therein or thereon including, without limitation, the requirements of the fire, police and health departments.

30.1.3 Without restricting the generality of the foregoing, the Lessee shall, upon receipt of written notice from the Lessor, eliminate the source or cause of any noise or vibration emanating from the Premises which in the Lessor’s reasonable opinion is objectionable.

No loud-speakers, televisions, phonographs, radios or other similar devices shall be used in such a manner as to be heard outside the Premises.

30.2	SIGNS, ADVERTISING

Subject to section 9.3, the Lessee shall not, without the prior written consent of the Lessor, display, inscribe or print any sign, notice, advertisement or lettering in or on any part of the Building, outside the Premises, upon the exterior of the doors of the Premises, or within the Premises when such sign, notice, advertisement or lettering is visible from outside the Premises. The Lessor shall have the right to require the Lessee to remove any such sign, notice, advertisement or lettering which, in the Lessor’s reasonable opinion is objectionable, and the Lessee shall effect such removal within twenty-four (24) hours of receipt of written notice from the Lessor. If the Lessee fails to comply with the Lessor’s written request, the Lessor shall have the right, without prejudice to any other rights and recourses which the Lessor may have in respect of such failure, to remove, at the Lessee’s expense, any such sign, notice, advertisement or lettering, and the Lessee shall not have any claim whatsoever against the Lessor as a result of such action by the Lessor. The Lessor shall also have the right to prohibit any advertising by the Lessee, which, in the Lessor’s opinion, tends to impair the reputation of the Building or any tenant of the Building, and upon receipt of written notice from the Lessor, the Lessee shall immediately refrain from or discontinue any such advertising.

30.3	DIRECTORIES LISTINGS

Subject to Section 9.3, the number and style of all listings of the Lessee on all directories in the Building shall be at the discretion of the Lessor. Any change in said number and style of a listing(s) of the Lessee which are requested by the Lessee shall be subject to the approval of the Lessor (which approval shall not be unreasonably withheld) and shall be at the Lessee’s expense.

30.4	REMOVAL OF FURNITURE, FIXTURES

The Lessee shall not move out of the Premises any of the furniture placed or the equipment installed therein without having given Lessor at least 24 hours notice of such move. Lessee shall abide by all reasonable directives given by Lessor in relation with the manner in which any such move is to be carried out. Without limiting the generality of the foregoing, any moving of furniture or equipment shall be carried out through the truck dock and only by way of the doors, corridors and elevators and during such times as are designated from time to time by Lessor.

30.5	INSTALLATION OF FLOOR COVERING

Other than any floor coverings which are approved by Lessor and installed as part of the original build-out of the Premises, the Lessee shall not lay any floor covering which comes in direct contact with the floor of the Premises. If the Lessee wishes to use linoleum or any other floor covering, an interlining of builder’s deadening felt shall be first affixed to the floor of the Premises by a paste or other material soluble in water. The use of cement or other similar adhesive material is prohibited. All carpeting shall be installed only by means of water soluble adhesive or tackless strip method.

30.6	RECEIVING OF SUPPLIES

All loading and unloading of merchandise, supplies, materials, furniture and equipment shall only be made through or by means of such doorways, passageways and elevators as the Lessor may designate from time to time. It is understood, however, that Lessee shall have access to such designated facilities 24 hours per day, 7 days per week, for purposes of shipping and receiving said items.

30.7	PASSAGES, ELEVATORS

The passageways, elevators, lobbies and stairways of the Building shall not, unless approved by Lessor, be obstructed or used by the Lessee, its employees, agents, visitors or licensees for any purpose other than the ingress to or egress from the Premises or Building.

30.8     COOKING ON PREMISES PROHIBITED

Except for the use of microwave ovens and coffee machines which present no risk of fire, and further provided no unpleasant cooking odours result from such use, the Lessee shall not cook or prepare food on the Premises, including in the “Bistro” areas.

30.9     HEAVY OBJECTS

Safes and other unusually heavy objects shall be placed by the Lessee only in such places as may be approved by the Lessor. Any damage caused by overloading the floor shall be repaired at the Lessee’s expense.

30.10     CANVASSING, SOLICITING

All canvassing, soliciting and peddling in the Building is strictly prohibited, and the Lessee shall co-operate with the Lessor to prevent same.

30.11     ANIMALS

No animals may be brought into the Building without the prior written consent of the Lessor.

30.12     FURTHER RULES AND REGULATIONS

The Lessee shall observe such further reasonable rules and regulations as the Lessor may from time to time adopt for the operation, good order, reputation, safety, care or cleanliness of the Building or Premises. Such rules and regulations shall not, however, be inconsistent with the terms of this Lease nor unduly interfere with the Lessee’s enjoyment of the Premises.

30.13     WAIVER, MODIFICATION

The Lessor shall have the right to waive or vary selected rules or regulations in respect of any one or more tenants of the Building, and the Lessor shall not be responsible to the Lessee for the non observance or violation of any of said rules and regulations by any other tenant. The Lessee hereby unequivocally and unconditionally waives all of its rights against the Lessor under Article 1861 of the Civil Code of Quebec, so that Lessor shall not be liable for the actions of other lessees in the Building, provided Lessor has taken reasonable measures within its control in an attempt to assist Lessee in the circumstances. The provisions of the rules and regulations shall not be deemed to limit any covenant or provision of this Lease to be performed or fulfilled by the Lessee.

30.14     PUBLICATION OF LEASE

The Lessee shall not publish its rights under this Lease otherwise than by memorial and then only after receiving the prior written approval of the contents thereof by the Lessor.

31     OFFER TO LEASE

The parties hereto declare that the rights under any Offer to Lease or any amendment thereto which preceded this Lease have been validly assigned to them respectively and that they shall hold the other party harmless from and against damages of any nature whatsoever arising from any claim or legal proceedings, howsoever termed or qualified, which may be made or instituted by the respective assigning party or parties whose name(s) appears on any such Offer to Lease or any amendment thereto and take up the defence of the other party in the event such applicable declaration is alleged or declared to be untrue.

32     ANTENNAS

32.1     LICENSE AGREEMENT

Microcell Connexions Inc. shall, so long as it is an affiliate corporation of Lessee, have the right, throughout the Term and any renewal periods, to install all equipment, radio-antennas and cables, (hereinafter collectively called the “Equipment”) necessary to operate its PCS services and the internal network of Microcell Connexions Inc. in the Premises and common areas of the Building. Such right shall be without cost to the Lessee pursuant to the terms and conditions stipulated under an agreement to be entered into by the parties in accordance with the provisions of this section 32 (hereinafter called the “License Agreement”), the whole except for direct costs incurred by the Lessor in supervising, advising, and coordinating the installations and any special taxes applicable, if such is the case, and the actual cost of electricity consumed by such equipment, which cost shall be estimated and invoiced in the same fashion as indicated in section 10.2 of this Lease. Notwithstanding anything in said License Agreement or herein to the contrary, nothing in said License Agreement or in this Lease or the other leases to be entered into by the parties hereto shall entitle Lessee to place any antenna or related equipment by any manner or in any place not previously approved by Lessor in writing, which consent shall not be unreasonably withheld. Without limitation, same shall not be installed in any place so as to render the equipment visible from either any restaurant, room or other portion of the Bonaventure Hotel premises or from any location on the streets and sidewalks of any area near the Building. All such installations shall respect the architectural integrity of the Building and shall not interfere with any other tenant, occupant or user of any portion of the Building and they must not interfere with or obstruct the operation of any other antenna, dish, or similar operation in the complex. All such installations made to the Premises or in any part of the Building outside the Premises for the benefit of the Lessee’s antennas, fibre optic connections, and related installations, shall, at the option of Lessor, be removed by the Lessee at its cost at the expiry of the lease or any renewal period.

32.2     RIGHTS AT EXPIRY OF TERM

The Lessor hereby agrees that at the expiration of the Term or any renewal periods, Microcell Connexions Inc. shall have the right to extend the Term of the License Agreement under the same terms and conditions for a term equal to the lesser of a] five (5) years or b] the duration of Lessee’s occupancy of the Premises prior to the said expiration of the Term for whatever reason. However at such expiration, Microcell Connexions Inc. shall begin to pay to the Lessor a fee based on comparable fees paid by Microcell Connexions Inc. or its competitors for the installation of similar equipment in other buildings at that time in the Montreal region.

32.3     USE OF RISERS

The Lessor hereby authorizes Microcell Connexions Inc. to use the risers available in the Building in order to connect its Equipment. It is agreed that Lessor shall at all times retain absolute control of said risers and the manner of use thereof by Lessee shall be at Lessor’s complete discretion. Lessee agrees to pay Lessor all reasonable expenses Lessor incurs to supervise, aid, or which otherwise result from Lessee’s use of said risers, it being understood that use of said risers shall be rent-free.

32.4     APPROVAL OF PLANS & SPECIFICATIONS

All plans and specifications shall be prepared by Microcell Connexions Inc. and sent to the Lessor for its approval, which approval shall not be unreasonably withheld.

32.5     NON EXCLUSIVE RIGHT

The License Agreement shall reflect and give effect to the Lessor’s concern that this right is not exclusive, and that the Lessor and the Lessee shall work together to identify the best locations for the Equipment. The Lessee also understands the Building will undergo major renovations in the next years and this may force the Lessee to re-locate some or all of its Equipment from time to time at its cost. Said relocations shall be done upon thirty (30) days prior written notice. If more than two relocations are required by Lessor within a given twelve (12) month period, the third and all subsequent relocations during such twelve month period shall be at Lessor’s cost. The parties confirm that all such installations shall respect the architectural integrity of the Building and shall not interfere with any other tenant, occupant or user of any portion of the Building and they must not interfere with or obstruct the operation of any other antenna, dish, or similar device or operation in the Complex.

32.6     UTILITIES FOR EQUIPMENT

The Lessee shall be responsible for any and all utilities and other costs related to the operations of its Equipment.

33     VIDEOTRON FIBRE OPTIC SERVICE

33.1     COMPLIANCE WITH RULES

The corporate group commonly known as “Videotron” shall, provided it respects Lessor’s rules and regulations relating to the Building as same may be established by Lessor from time to time, have the right to install and connect its fibre optic network into the Building for the sole purpose of servicing the requirements of the Lessee in the Premises. Lessor’s prior written approval (which approval shall not be unreasonably withheld) of Videotron’s installations shall be obtained prior to the performance of any work in that regard by Videotron or Lessee and Videotron shall reimburse all reasonable costs incurred by Lessor to study, evaluate, and supervise all such work or installations. Except for the granting of approval in accordance with the foregoing, nothing herein shall be interpreted so as to impose any obligation, liability or responsibility whatsoever on Lessor with respect to such installations or for the operation and delivery of fibre optic or related services contemplated by this article and to be provided by Videotron or any other such supplier.

33.2     APPROVAL OF PLANS

Prior to the commencement of any such work, all plans and specifications shall be prepared by Videotron and sent to the Lessor for its approval, which approval shall not be unreasonably withheld.

33.3     OTHER USERS OF COMPLEX

In the event that Videotron requests to service other users in the Building, then Videotron and the Lessor shall negotiate an agreement based on normal terms and conditions for this type of service, it being understood however that neither Videotron nor Lessor shall be under any obligation to conclude any arrangement which is not for the sole purpose of serving Lessee or which is intended to service other users of the Building besides Lessee.

34     INTERIOR PARKING

34.1     NUMBER OF SPACES

As of September 1, 1998 and throughout the Term and any extension thereof, the Lessor shall provide the Lessee, at its request, with up to twenty (20) unreserved interior parking spaces at prevailing rates as same may be established from time to time. In addition to the foregoing and to the space contemplated in section 34.2, the Lessor shall provide the Lessee, at its request, with one (1) reserved parking space and up to one (1) unreserved interior parking space for every 4000 square feet of Rentable Area of the Additional CNX Space marked on Schedule A which is occupied, the whole at prevailing rates as same may be established from time to time.

34.2     FENCED SPACE

As of the commencement date and throughout the lease Term and any extension thereof, the Lessor shall provide the Lessee, at its request, with one reserved interior parking space at prevailing rates as same may be established from time to time. The Lessor hereby agrees that the Lessee may, at its cost, build a fence around said reserved parking space. Upon cancellation of said reserved space, the Lessee shall remove said fence and completely restore the area to its original state entirely at its cost.

34.3     CANCELLATION PROCEDURE

From time to time throughout the Term, the Lessee will give the Lessor at least a thirty (30) day prior written notice of any changes in connection with its parking space additions or cancellations.

35     STORAGE SPACE AND BISTROS

35.1     RENTAL RATE

The Lessee shall have a right to lease, in “as is condition”, up to four (4) separate storage areas of up to one thousand (1000) square feet of Usable Area each at a cost of ten dollars ($10.00) per square foot of Rentable Area per annum, all included. The exact locations of same in the Building shall be determined by the Lessor and the Lessee acting reasonably within thirty (30) days of Lessor’s reception of a written notice from the Lessee requesting such space.

35.2     CANCELLATION PROCEDURE

Thereafter, should the Lessee not need all or part of said storage areas, then it will inform the Lessor in writing and the lease for such storage space(s) will be cancelled within 30 days of such notice to the Lessor, it being agreed that Lessee will, at the time of such cancellation, reimburse Lessor the unamortized cost incurred by Lessor, if any, to build or create the said storage space. In all cases, said cost shall be disclosed by Lessor to Lessee at the time such space is originally leased in accordance with section 35.1 hereof. Notwithstanding the foregoing, Lessee shall not be entitled to cancel the lease for any such storage area if the space in question would not comply with applicable building codes, laws, and regulations.

35.3     APPROVAL OF PLANS

All plans for the entrances to the bistros to be created by Lessee at various places on Floor “A” which shall be accessible from a common area of the Building (as opposed to from within the Premises) shall require the prior written approval of Lessor, which approval may not be unreasonably withheld.

36     LEASE AMENDMENTS FOR EXPANSIONS AND REDUCTIONS

If and when the Lessee exercises any of the cancellation or expansion rights described in sections 37, 38, 39 and 41, the Lessor shall prepare, at its cost and expense, an applicable amendment to this Lease and the area in question shall accordingly be added or deleted from the Premises.

37     OPTION TO EXPAND CSR ON FLOOR “A”

37.1     OPTION TO EXPAND

The Lessee shall have the option to expand the area of the Premises known as Area “G” (Solutions Expansion), at anytime between April 1st, 1999 and December 31st 1999, by the area of 3,720 square feet of Usable Area (hereinafter known as the “Third CSR-A Space”). The Third CSR-A Space shall be located on Floor “A” of the Building in the area identified as Area “B” on Schedule “A” attached hereto. In order to exercise its right to expand, the Lessee shall provide the Lessor with at least four (4) months prior written notice stipulating the area required and the proposed occupancy date. The Third CSR-A Space shall be subject to the same rates, terms and conditions as contained in this Lease, including a Leasehold Improvement Allowance of twenty-six dollars and eighty-five cents ($26.85) per square foot of Usable Area.

37.2     CONFIGURATION OF THIRD CSR-A SPACE

This right may be exercised only once and shall be configured approximately as indicated on the floor plan attached as Schedule “A” hereto.

37.3     THIRD CSR-A SPACE IMPROVEMENTS

The Third CSR-A Space shall be delivered to the Lessee with the improvements outlined in Schedule “C” herewith attached, the whole at the Lessor’s cost in accordance with the $13.00 per square foot of Rentable Area budget for base building work described in the said schedule and the $26.85 per square foot of Usable Area leasehold improvement allowance described in the said schedule. In the event that the base building work cost exceeds $13.00 per square foot of Rentable Area, the excess shall be deducted from the leasehold improvement allowance; in the event such base building work is less, the provisions of 6.9 shall apply.

38     OPTION TO EXPAND CSR ON FLOOR “B”

38.1     OPTION TO EXPAND (THIRD CSR-FLOOR “B”)

The Lessee shall have the option to expand the area of the Premises known as the 2nd CSR Space at anytime between April 1st, 1999 and February 28, 2000 by an area of up to 13,500 square feet of Usable Area (hereinafter known as the “Third CSR-B Space”). The Third CSR-B Space shall be located on Floor “B” of the Building in the areas identified as being Area “B”, Area “C” and Area “E” on Schedule “A-1” attached hereto. In order to exercise its right to expand, the Lessee shall provide the Lessor with at least two (2) months prior written notice to be received by Lessor at its offices by no later than 4 p.m. on February 28, 2000, with said notice clearly stipulating the area required and the proposed occupancy date, it being agreed however that the commencement of the term for this area shall in no event be later than May 1, 2000. The Third CSR-B Space shall be subject the expansion modalities in the second paragraph and the fourth to the eighth paragraphs of section 39.1 and the first indented paragraph of section 39.2 and shall also be subject to the same rates, terms and conditions as contained in this Lease, including a leasehold improvement allowance of twenty-six dollars and eighty-five cents ($26.85) per square foot of Usable Area which will be prorated based on the remaining length of the Term.

38.2     CONFIGURATION OF THIRD CSR-B SPACE

This right may be exercised once, the whole to be configured in a manner having the same ratio of windowed to non-windowed space as the balance of the space occupied by the Lessee on the floor in question. It is agreed that the precise area shall be designated by Lessor and Lessee taking into account Lessee’s preferences and space availability and that if Lessee exercises all its expansion rights it will have all of the area shown on the said plan. However, if said area is not available at the time such right is exercised by Lessee due to the exercise of this option prior to the time the existing tenant must return the area in question, Lessor will have discretion in allocating the exact area, it being agreed that Lessee will nevertheless be allocated vertically or horizontally contiguous space.

38.3     THIRD CSR-B IMPROVEMENTS

The Third CSR-B Space shall be delivered to the Lessee with the improvements outlined in Schedule “C” herewith attached, the whole at the Lessor’s cost in accordance with the $13.00 per square foot of Rentable Area budget for base building work described in the said schedule and the pro rated $26.85 per square foot of Usable Area leasehold improvement allowance described in the said schedule. In the event that the base building work cost exceeds $13.00 per square foot of Rentable Area, the excess shall be deducted from the leasehold improvement allowance; in the event such base building work is less, the provisions of 6.9 shall apply.

39     OPTION TO EXPAND CNX ON FLOOR “A”

39.1     OPTION TO EXPAND

The Lessee shall have the option to expand at any time between June 1st, 1999 and February 28, 2000. The expansion shall take place into the area marked for that purpose on Schedule “A” and shall be up to approximately 17,989 square feet of Usable Area, with the Rentable Area thereof being determined by calculating the Usable Area in accordance with BOMA standards for office space measurements and adding thereto 15% for common areas (hereinafter referred to as the “CNX Expansion Space”). The Usable Area shall be calculated by the Lessor’s architect before the commencement date.

The right to expand shall be exercised by increments of at least four thousand (4000) square feet of Usable Area each, beginning with the areas closest to the CNX area at the corner of St-Antoine and University of the Building cross-hatched in green on Schedule “A” and referred to as the Additional CNX area of 25,740 square feet of Usable Area and expanding westward therefrom, and shall be subject to the ratio and configuration conditions expressed in section 38.2 of the this Lease.

In order to exercise said right to expand, the Lessee shall provide the Lessor with a minimum thirty (30) days prior written notice stipulating the area required, the proposed fixturing period and the commencement date. The commencement date for this CNX Expansion Space shall be no more than 90 days following such written notice and shall in no event be later than May 1, 2000.

During such fixturing period and up to the commencement date for the CNX Expansion Space, the Lessee shall have access to the CNX Expansion Space but it shall not pay for any Minimum Rent or Additional Rent, it being understood however, that utilities (such as electricity and chilled water) consumed in the space during such period shall be paid for by Lessee. Representatives of both the Lessee and the Lessor shall have concurrent access to the CNX Expansion Space during said build-out periods in order to plan and execute their respective construction, fixturing and related tasks, the parties hereto hereby undertaking to be fully co-operative with each other so as to facilitate the accomplishment of such tasks.

This right to expand shall be exercised one or more times until such CNX Expansion Space has been entirely occupied or, at the latest, by February 28, 2000, after which date said right to expand shall cease to apply.

It is understood that the term for the CNX Expansion Space shall be co-terminus with the Premises as provided in section 3.1 of this Lease.

Except as otherwise provided herein, the CNX Expansion Space shall be subject to the same rates, terms and conditions as contained in this Lease, including the Leasehold Improvement Allowance of TWENTY SIX dollars and EIGHTY FIVE cents ($26.85) per square foot of Usable Area. Should this right to expand be exercised after October 1, 1999, then such amount of 26.85$ per square foot of Usable Area shall be prorated based on the remaining length of the Term.

In the event that the entire amount set in the Improvement Allowance is not spent once the CNX Expansion Space is completed, then such amount shall be deducted from the Minimum Rent using a 9% factor applied on a per square foot basis to the area for which it applies.

39.2     CONDITION OF THE CNX EXPANSION SPACE

The CNX Expansion Space shall be delivered to the Lessee in the condition described in Schedule “C” and with the following items completed:

❑	the floor slab levelled and smooth, ready to receive carpet; and

❑	installation of new white heating units to replace the existing ones along the St-Antoine street side border of the Additional CNX Space.

39.3     CORRIDOR

In the event that Lessee does not exercise this option to lease the CNX Expansion Space in its entirety as shown on Schedule “A-2” and a corridor must be built to provide access from the freight elevators to the exit corridor CNX Expansion Space, Lessor shall determine the location of such corridor and Lessee and Lessor shall share the cost thereof equally, it being understood that Lessor shall construct same when required. Lessor may subsequently relocate said corridor from time to time without the consent of Lessee and all costs regarding same shall be solely at Lessor’s expense.

39.4     EXPIRY OF OPTION AND SUBSEQUENT RIGHTS

In the event that by February 28th, 2000, the Lessee has not exercised the expansion rights granted pursuant to section 39, the Lessee shall have a right of first opportunity on the CNX Expansion Space or any portion thereof which then remains available. Said right of first opportunity shall expire on June 30th, 2000. By virtue of such right of first opportunity the Lessor agrees to offer, in writing, to the Lessee on or about March 1st, April 1st, May 1st June 1st and June 25th, 2000 any such space that is then available for leasing. Upon receipt of each of Lessor’s notice the Lessee shall have a maximum of five (5) business days therefrom to advise Lessor of its interest in leasing any or all of such space (the minimum area that Lessee may exercise such right upon being four thousand square feet (4,000 sq. ft.) of rentable area). Failure by the Lessee to exercise its right for any such space on any prior date will not prejudice its right over that same space if it is still available on any subsequent date, it being understood that Lessor’s notice shall include all space in the above mentioned area available on each one of the given dates provided for herein above, including that over which the Lessee has not previously exercised its right. Leasing of any such space shall be upon the same terms and conditions as provided for under this Offer (except for the leasehold improvement allowance which shall be pro-rated to the shorter term). In any interim period between the five (5) periods of exercise of this right of first opportunity provided for herein above, Lessor may dispose of any space not leased by the Lessee without consulting the Lessee in any way. However, should Lessor fail to advise Lessee on or about any one of the given dates provided for herein above, Lessor shall, prior to accepting during the relevant period any offer from a third party for any such space of a minimum of four thousand square feet (4,000 sq. ft.) of rentable area, provide notice of such offer stating the essential terms and conditions of the proposed offer, including rent and additional rent, and Lessee shall then have a period of three (3) business days to lease such space on the terms and conditions stated in the notice, failing which the rights granted to Lessee by the present section shall become null and void and of no effect whatsoever as it applies to the space indicated in such notice. The aforesaid right of first opportunity shall also avail as provided for herein above in the case of the expansion rights granted by virtue of section 38, as they apply to any remaining portion of the Third CSR-B Space.

40     OPTION TO RENEW THE LEASE

40.1     FIVE-YEAR OPTION

Provided the Lessee is not in default under this Lease or any other lease with the Lessor and further provided that Microcell Telecommunications Inc. or a company which it controls still bona fide occupy the Premises at the time this option is exercised, the Lessee shall have an option to renew the Lease for all or part of the then existing Premises for an additional term of five (5) years. The Lessee shall exercise this option to renew by giving Lessor a written notice of its intent to renew on or before midnight on January 31, 2009, it being agreed however that Lessee may withdraw such notice at any time within sixty (60) days after it is given and, in the event of such a withdrawal, the notice shall be deemed to never have been given.

40.2     RENEWAL RENTAL

The terms and conditions of the renewal shall be the same as those contained in this Lease except for the Minimum Rent. Said Minimum Rent shall be negotiated in good faith once the notice contemplated in section 40.1 is given by Lessee to Lessor and shall be based on then applicable market values calculated so that Lessee benefits from leasehold incentives then available in the Montreal office leasing market. Notwithstanding the foregoing, it is agreed that the net effective rental rate for the Lessor shall in no way be less than eight dollars ($8.00) per leaseable square foot with said rate to take into consideration, among other matters usually considered in calculating net effective rates in such circumstances, all costs to be incurred by Lessor in connection with the transaction and a discount rate equal to the interest then chargeable by Lessor’s bank on a mortgage having the same term as the renewal period in question.

40.3     ARBITRATION

In the event that the Lessor and the Lessee have not reached an agreement as to the Minimum Rent for the renewal term by October 1, 2009 and also provided that the renewal notice has not been withdrawn pursuant to section 40.1, then such matter shall be submitted to arbitration in accordance with Quebec’s Code of Civil Procedure. Such arbitration shall set the net effective rental rate and the leasing incentives and shall be binding upon both parties. Each party shall pay for its own arbitration expenses and the cost of the arbitrator shall be shared equally by Lessor and Lessee. Said arbitrator shall be selected by the parties hereto and if they cannot agree on the selection of a single arbitrator then each party shall appoint one arbitrator and the two arbitrators so appointed will proceed in accordance with the Code of Civil Procedure to appoint a third arbitrator.

41     RIGHT TO CANCEL

41.1     NOTICE & PAYMENT REQUIRED

The Lessee shall have the right to vacate the whole of, or any part of, all or any one or any combination of the areas enumerated in section 2.1 and to cancel the Lease as it applies to any such area or areas as of April 30, 2002, April 30, 2005 or April 30, 2007 by giving a twelve (12) month prior written notice to that effect to the Lessor. Six (6) months prior to the Lessee vacating all or any part of the Premises pursuant to this right to cancel, the Lessee shall pay to the Lessor a penalty, with all interest on said sum to be credited to Lessee as provided for herein below, calculated as follows:

41.1.1 if the right of cancellation is exercised on or before April 30th, 2001 to be effective on April 30, 2002, the Lessee shall pay a penalty in an amount equal to thirty two dollars ($32.00) per square foot of Rentable Area so cancelled;

41.1.2 if the right of cancellation is exercised on or before April 30th, 2004 to be effective on April 30, 2005, the Lessee shall pay a penalty in an amount equal to nineteen dollars ($19.00) per square foot of Rentable Area so cancelled; and

41.1.3 if the right of cancellation is exercised on or before April 30, 2006 to be effective on April 30, 2007, the Lessee shall pay a penalty in an amount equal to twelve dollars ($12.00) per square foot of Rentable Area so cancelled.

All interest for the six month period up to the effective date of cancellation shall be calculated on the amounts paid by the Lessee by virtue of the above at the rate then quoted by the Royal Bank of Canada for guaranteed investment certificates for a fixed six (6) month term. The amount of such interest shall be credited by Landlord against any amount due under this Lease or, if no such amount is due at such time and all of the Premises are vacated by the Lessee such that the Lease is terminated, reimbursed to the Lessee.

Notwithstanding the foregoing, it is agreed that the penalty provided for herein-above shall not apply to the Storage Area identified in section 2.1 nor to any additional area leased by virtue of section 35.1, without prejudice, however, to the payment by Lessee, if applicable, of any amount provided for in section 35.2.

41.2     CONFIGURATION OF REMAINING PREMISES

In the event that the Lessee exercises this right to cancel for part of the Premises only, then the cancelled space must be returned to the Lessor approximately square or rectangular in shape and the ratio of linear feet of exterior windows to the square footage of Usable Area of the portion to be cancelled must be greater than or equal to that found in the Premises occupied by the Lessee at the time of the notice. The cancelled space must also have access to an elevator lobby and comply with all then applicable building codes and related laws and regulations. Should Lessee exercise this right to cancel for any part of the Premises which would require the surrendered area to benefit from an access to and from the E/W Corridor, as of the date of cancellation of such space, the following shall apply:

❑	Lessee shall have the right to return part of the E/W Corridor required to comply with the criteria provided for herein above for the space so returned;

❑	Lessee’s obligation to pay Minimum Rent and Additional Rent as it applies to the portion of the E/W Corridor so returned shall cease;

❑	Lessee shall pay to Lessor the applicable cancellation penalty in accordance with the applicable provisions of section 41.1 of this Lease computed on the area of the part of the E/W Corridor so returned; and

❑	no area of the E/W Corridor shall be used in the calculation of the ratio of linear feet of exterior windows provided for herein above.

42     DEFINITIONS

In this Lease, the following defined terms have the meanings indicated:

42.1     “ADDITIONAL RENT”

“Additional Rent” means all amounts or monies, other than Minimum Rent, payable by the Lessee to the Lessor hereunder.

42.2     “BASE BUILDING PLANS”

“Base Building Plans” has the meaning ascribed thereto in section 6.1.

42.3     “BUILDING” OR “COMPLEX”

“Building” or “Complex” means the entire complex (together with the Land where the context requires it) known as “Place Bonaventure”, bearing civic address 900 de la Gauchetière West, Montreal, Quebec, erected generally in the quadrant bounded by de la Gauchetière West, University, St-Antoine and Mansfield, the whole comprising all structures and improvements, whether above or below ground, and consisting principally, without limiting the generality of the foregoing, of the main Place Bonaventure structure located mainly on lot 1,288,918 of the Cadastre of Quebec — a shopping concourse, the Hotel where the context requires it, an indoor parking garage, exhibition halls, the structure situated above St-Antoine Street, the loading dock and the access ramp thereto, as well as the underground passage located under de la Gauchetière Street and known as “Le Passage”, but excluding the areas used as part of the Canadian National Railway’s transportation network, the whole as shown on the site plan attached hereto as Schedule “B”. The terms “Building” or “Complex” shall also include or exclude, as the case may be, any area which may be acquired or disposed of from time to time and which is logically, economically or physically related or connected to the Building, Complex, or Land. Lessor shall supply Lessee with a photocopy of the most recent cadastral description of the Building within 10 business days of being requested to do so by Lessee.

42.4     “COMMON AREAS”

“Common Areas” mean any and all areas, services, and facilities of the Building not intended for the exclusive use or benefit of any individual party or lessee, including without restriction, all non-leaseable areas, service and administration areas, roof, floor slabs, exterior walls, and exterior and interior structural portions of the Building, public lavatories, truck docks, common loading areas, electrical, music and public address systems, plumbing and drainage systems, the heating, ventilation and air-conditioning system, customer and service stairways, escalators and elevators and all other areas, services and facilities and the space such equipment occupies, which are provided or designated from time to time by the Lessor as part of the Common Areas (and which may be reduced, extended or otherwise altered by the Lessor, at its entire and absolute discretion, from time to time).

42.5     “CNX EXPANSION SPACE”

“CNX Expansion Space” has the meaning ascribed thereto in section 39.

42.6     “CPI”

“CPI” has the meaning ascribed thereto in section 8.2.2.1.1.

42.7     “EXPIRATION DATE”

“Expiration Date” has the meaning ascribed thereto in section 3.1.

42.8     “HOTEL”

“Hotel” means the top portion of the Building, including the southern side of “F” floor, used as a hotel presently known as “Hotel Bonaventure”.

42.9     “IMPROVEMENT BUDGET”

“Improvement Budget” has the meaning ascribed thereto in section 7.

42.10     “LAND”

“Land” means mainly lot 1,288,918 of the Cadastre of Quebec as well as certain other lots on which the Complex, including its connections and accessories, is erected, including without limitation the land on, over or under which are erected the “Exhibition Hall South” and truck dock, the truck ramp, the underground garage and the underground passage and shops known as “Le Passage” under de la Gauchetière Street, the whole as shown on the site plan attached hereto as Schedule “B”. Upon request by the Lessee the Lessor shall provide the Lessee with a copy of a technical description of the Land prepared by a Quebec Land Surveyor, provided that the Lessee pays the Lessor for the costs of reproducing such copy. In addition to the foregoing, the term “Land” shall also include or exclude, as the case may be, any land which may be acquired or disposed of from time to time and which is logically, economically or physically related or connected to the Building, Complex, or Land.

42.11     “LEASE”

“Lease” means this agreement and all schedules hereto as described in section 1.1.

42.12     “LEASEHOLD IMPROVEMENT ALLOWANCE”

“Leasehold Improvement Allowance” has the meaning ascribed thereto in section 7.

42.13     “LEASE YEAR”

“Lease Year” means successive periods of twelve (12) calendar months commencing on the first day of the first full calendar month of the term hereof, with the exception of the first Lease Year, which may be for a maximum period of thirteen (13) months, and the last Lease Year which may be for a period of less than twelve (12) months. The Lessor shall have the right to change the Lease Year from time to time, provided that the Lessee is not materially prejudiced thereby.

42.14     “LESSOR”

“Lessor” means the party first herein above described, and includes its successors and assigns. Furthermore, where the context permits, “Lessor” will also include all servants, employees, mandataries and contractors of the Lessor, as well as any other person under the Lessor’s control or for whom the Lessor is responsible in law.

42.15     “LESSEE”

“Lessee” means the person executing this Lease and named as the “Lessee”. Where the context permits, “Lessee” will also include all servants, employees, mandataries and contractors of the Lessee, as well as any person under the Lessee’s control or for whom the Lessee is responsible in law. “Lessee” shall also include any permitted assignee or sublessee in accordance with this Lease.

42.16     “MINIMUM RENT”

“Minimum Rent” means the rent payable pursuant to section 8.

42.17     “OFFER TO LEASE”

“Offer to Lease” means the offer to lease dated July 14, 1998 signed by Place Bonaventure Inc. on July 14, 1998 and by Microcell Telecommunications Inc. on July 15, 1998, together with any amendments thereto.

42.18     “OPERATING EXPENSES” DEFINITION

“Operating Expenses” mean the aggregate of any and all expenses incurred or to be incurred by the Lessor in any Operating Year, without duplication thereof, which are attributable, in accordance with the Recommended Accounting Practices for Real Estate and Development Companies produced by CIPREC (Canadian Institute of Public Real Estate Companies) and generally accepted accounting principles, to the maintenance, operation, repair, supervision, or replacement of the Building or the maintenance, operation or supervision of the Land and will include, if applicable and without limiting the generality of the foregoing:

42.18.1 Building Services

(i)	Cleaning;

(ii)	Electrical Power and Services;

(iii)	Heating, Ventilation and Air-Conditioning;

(iv)	Plumbing;

(v)	Elevator Service;

(vi)	Security and Hostesses;

(vii)	Material Handling; (viii) Water Taxes and Rates;

(ix)	Building operations, Building administration, general overhead, administrative expenses and the cost of operating the Building administration offices;

(x)	General Services;

(xi)	a 15% administration charge to be added over and above all other Operating Expenses and Real Estate Taxes;

42.18.2 Repairs and Modifications — Short Life

The cost of any repairs, modifications or additions to the Building and/or machinery and equipment therein and thereon where, in the reasonable opinion of the Lessor, such expenditure may reduce Operating Expenses, and the cost of any additional equipment or improvements required by law or, in the Lessor’s reasonable opinion, for the benefit or safety of Building users, provided that said cost may properly be expensed in accordance with generally accepted accounting principles.

42.18.3 Repairs, Replacements, Modifications and Improvements — Long Life

The total annual amortisation of capital at rates determined from time to time by the Lessor on the basis of sound accounting principles, and interest on the unamortized capital at a rate equivalent to the lending rate actually charged or chargeable by the Lessor’s bankers from time to time, of the cost of all machinery, equipment, supplies, repairs, replacements, modifications and improvements of a non-structural nature which in the Lessor’s reasonable opinion have an estimated useful life longer than one (1) fiscal year of the Lessor and the cost whereof has not previously been charged to the Lessee.

42.18.4 Corporate and Financial Expenses

(i)	Insurance: The actual cost of all insurance that may be carried by the Lessor in respect of, or attributable to, the Building and the Land or related thereto including without limitation: all-risk insurance against fire and other perils, and liability regarding casualties, injuries and damages, boiler and machinery insurance and rental income insurance;

(ii)	Taxes: Capital tax or any tax being calculated with reference to a capital base, large corporation tax, and place of business, water and business taxes on the Lessor’s administration offices and on Common Areas;

(iii)	Legal and Audit: Reasonable legal and audit expenses incurred in connection with Building operations;

(iv)	Adversarial Expenses: All expenses incurred to contest, litigate, appeal, negotiate, settle, evaluate, analyse, dispute or in any way challenge the nature, quantum, appropriateness or any other aspect of any amount claimed by any party, public or private, in connection with the Building or the operation thereof, including, without limitation, legal, accounting, audit, expert, architectural, engineering, medical, consulting, arbitration and any other costs which are incurred as a necessary part of any dispute to which the Lessor is a party, acting in good faith;

(v)	Miscellaneous Expenses: Any other expense of a miscellaneous nature not properly attributable to any other category of expense provided such expense has been reasonably incurred and does not result from Lessor’s negligence.

It is expressly understood and agreed that Operating Expenses shall reflect deductions from the gross operating expenses of the Building of any and all costs actually recovered by the Lessor from the tenants of the Building by means of a direct charge back to such tenants.

42.19     “OPERATING YEAR”

“Operating Year” means a year commencing on January first of a calendar year and terminating on December thirty-first of that calendar year. The Lessor shall have the right to change the Operating Year from time to time, provided that the Lessee is not materially prejudiced thereby.

42.20     “PREMISES”

“Premises” has the meaning ascribed thereto in section 2.1.

42.21     “PROPORTIONATE SHARE”

42.21.1 “Proportionate Share” of the Lessee means that part of the Real Estate Taxes and Operating Expenses payable by the Lessee to the Lessor as Additional Rent pursuant to this Lease. The Lessee’s Proportionate Share shall be calculated in accordance with the following rules and principles.

42.21.2 The Complex shall be divided into different categories of space, based on the use assigned to each such space by the Lessor from time to time. Without limiting the generality of the foregoing, and by way of example only and subject to the provisions of Section 0, presently, the Complex is divided into the following space categories:

(i)	office space;

(ii)	retail space;

(iii)	exhibition hall space;

(iv)	storage space;

(v)	parking areas; and

(vi)	the Hotel (where the context requires it);

It is understood that Lessor’s foregoing allocations of space to the various space categories of the Building shall not be done in a manner which would be less favourable for Lessee than the manner of so allocating which resulted in the estimate of $0.65 per square foot of Rentable Area as Lessee’s Proportionate Share of Real Estate Taxes described in section 8.2.1. In addition, said allocations of space shall not have the effect of either increasing or decreasing the 15% common area factor agreed to by the parties hereto in section 2.1 of this Lease.

42.21.3 The Lessor shall allocate or assign Operating Expenses and Real Estate Taxes to the different space categories of the Complex in accordance with generally accepted accounting principles using, to the extent possible, the quantitative criteria which are most relevant to, and which will result in an equitable allocation of, the type of expense in question among the occupants of the Complex. In the case of certain expenses which vary in accordance with the occupancy rate of the Complex, the Lessor shall apply a compensatory factor to such expenses in order to take into account unoccupied space. Said allocation or assignment by the Lessor shall be final and binding on the parties and without appeal once same is approved by the Lessor’s external auditors and if Lessee has not contested the validity of same by formal court proceedings to be instituted within thirty (30) days of having received written notice of same.

Without limiting the generality of the foregoing, whenever less than ninety-five percent (95%) of the square footage of the Rentable Area of the Building is occupied, the Lessor shall be entitled to allocate those expenses, which are attributable to the use and occupancy of the Building (such as but not limited to heating, air-conditioning and ventilating expenses, electricity, cleaning and cleaning supplies) to the rented space in the Building only and the Lessee shall pay a proportion of such expenses, same to be the ratio that the square footage of the Rentable Area of the Premises bears to the square footage of the Rentable Area of all rented space in the Building, excluding the hotel, exhibition halls, parking and storage areas. In no event will the Lessee be obliged to pay an amount in virtue of the foregoing which is greater than the amount the Lessee would have paid as the Lessee’s Proportionate Share had ninety-five percent (95%) of the square footage of the Rentable Area of the Building been rented and such expenses been included in Operating Expenses. It is understood that this paragraph shall not apply to Lessee’s Proportionate Share of Real Estate Taxes.

42.21.4 Once the Operating Expenses and Real Estate Taxes are so allocated or assigned, the total amount allocated or assigned to each category of space shall be divided by the number of square feet of Usable Area which comprises said category in order to determine the rate per square foot of Usable Area of Operating Expenses or Real Estate Taxes, as the case may be.

42.21.5 At the end of each Operating Year, the Lessor shall provide the Lessee with a statement, certified by the Lessor’s external auditors, setting out the Operating Expenses and Real Estate Taxes applicable to the category of space to which the Premises belong, as well as the total number of square feet of Usable Area assigned to such category.

42.22     “REAL ESTATE TAXES” DEFINITION

42.22.1 “Real Estate Taxes” mean all taxes, including surtaxes, rates and assessments, general and special, levied or imposed with respect to the Building (including any accessories and improvements thereto) and the Land, including where applicable all taxes, rates, assessments and impositions, general and special, levied or imposed for municipal, inter-municipal, urban community, school or Olympic purposes, including public betterment or general or local improvements. Any credit, reimbursement, abatement or other form of relief in respect of real estate surtaxes shall be entirely for the benefit of the Lessor, and the amount thereof shall not, under any circumstance, be used to reduce Real Estate Taxes as defined herein. The Lessor shall have the right to pay any special assessment by instalments and, in such event, “Real Estate Taxes” shall include the amount of any such instalment paid including interest on the unpaid balance of the special assessment.

42.22.2 Real Estate Taxes shall also include any expenses (including legal, appraisal, administrative and overhead expenses) incurred by the Lessor in attempting to obtain a reduction of any Real Estate Taxes or valuation.

42.22.3 If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on the Building and/or Land and/or the gross revenues therefrom, and/or the Lessor in substitution for and/or in addition to Real Estate Taxes presently levied or imposed on immoveables in the city, town or municipality in which the Building and Land are situated, then any such new tax or levy shall be included within the term “Real Estate Taxes” and the provisions of this Section 42.22 shall apply, mutatis mutandis. If the competent authority shall at any time eliminate any tax, rate, assessment or imposition which composed part of Real Estate Taxes for an Operating Year, the Lessor shall eliminate same from the Real Estate Taxes for such Operating Year for purposes of application of this clause.

42.22.4 The amount of the Real Estate Taxes which shall be deemed to have been levied or imposed with respect to the Building and the Land shall be such amount as the legal authority imposing Real Estate Taxes shall have attributed to the Building and the Land respectively or, in the absence of such attribution, or, if such legal authority shall include immoveables other than the Building and the Land in imposing such Real Estate Taxes, such amount as the Lessor in the exercise of its reasonable judgement shall establish.

42.23     “RENTABLE AREA”

“Rentable Area” shall mean the Usable Area to which is added fifteen percent (15%) of such Usable Area to account for a tenant’s use and enjoyment of the Floor Common Areas and the Building Common Areas (as these two last terms are defined in the current BOMA Standards of office space measurement) and commonly known as the gross square footage.

42.24     “REVISED METHOD”

“Revised Method” has the meaning ascribed thereto in section 8.2.2.1.2.

42.25     “TERM”

“Term” has the meaning ascribed thereto in section 3.1.

42.26      “THIRD CSR-A SPACE”

“Third CSR-A Space” has the meaning ascribed thereto in section 37.1.

42.27      “THIRD CSR-B SPACE”

“Third CSR-B Space” has the meaning ascribed thereto in section 38.1.

42.28     “USABLE AREA”

“Usable Area” means the square footage of the Premises or other area calculated in accordance with current BOMA Standards of office space measurement, and commonly known as the net square footage.

IN WITNESS WHEREOF Lessor and Lessee have duly executed these presents as of the date and at the place first mentioned.

LESSOR

WPBI PROPERTY MANAGEMENT INC.

WITNESSES:	PER:

Irene Papavasil
Date:
PER:

Richard Hylands
Date:

LESSEE

MICROCELL TELECOMMUNICATIONS INC.

WITNESSES:	PER:

Alain Rhéaume
Date:

SCHEDULE “A” — PLAN OF PREMISES ON FLOOR “A” and EXPANSION RIGHTS ON FLOOR “A”

SCHEDULE “A-1” — PLAN OF PREMISES ON FLOOR “B” and EXPANSION RIGHTS ON FLOOR “B”

SCHEDULE “A-2” — PLAN OF PREMISES IN GARAGE

SCHEDULE “B-2” — SITE MAP

SCHEDULE “B” — SITE MAP

SCHEDULE “C” — WORK TO BE DONE IN VARIOUS AREAS

BASE BUILDING DESCRIPTION-
(Solutions Call Center Area & Initial CNX)

1	CEILING

a	Open ceiling with new ductwork, no cable tray for telephone and data (by Tenant)

b	Open ceiling with apparent structure and equipment

c	Open ceiling cleaned and painted

d	Ceiling and ductwork to be painted white in its entirety

2	HVAC

a	HVAC system controlled by zones or by bay

b	Complete HVAC system including thermostats Design criteria: 25 to 30% humidity in winter, 50 to 60% in summer Assume 4.5 watts per sq.ft. for connected load

3	ELECTRICITY

a	Indirect fluorescent lighting, 30 foot-candle, electronic ballasts, T-8 lamps, no glare, RP-1 norm

b	4.5W per sq. ft. of connected load
distribution panels included (max. 200 ft from loads) and one empty conduit 1.5” diameter to each column wiring from panels to workstations will be done by tenant including circuit breakers

Connected load as follows: 100% of call center and training rooms on the generator engineers (CNX) from normal power no workstations on UPS panels technical rooms will be connected by the tenant

c	600 Volt supplied in the rooms with a switch, final distribution to the equipment by tenant

d	Individual lighting controls for closed rooms

e	For electrical panel space planning, assumed a maximum of 4 workstations per circuit; Include an additional 42 circuit electrical panel on normal power for misc. loads

Check meter for Microcell space and equipment

4	SPRINKLERS

a	Sprinklers as per codes for open area concept as well as for closed rooms, if we have a final layout before we build, if not, for one open area with no demising walls

5	FIRE PROTECTION

a	Fire hose cabinets relocated as per codes for one open area with no demising walls

b	Exit signs, PA loudspeakers, fire detectors, and pull stations as per codes for one open area with no demising walls

6	COLUMNS

a	Existing columns painted Surface conduits for wiring to be supplied by Tenant

42.28.1

7	WINDOW COVERING

a	Solar shades on windows

8	STAIRCASES

a	NONE

9	ACOUSTICS

a	Acoustic treatment and consultant provided by Tenant

b	Mechanical equipment to meet NC-40 standard

10	DEMISING WALLS

a	Standard demising walls (prime coat painted) to separate tenant's premises from other tenant and from vacant spaces

11	DEMOLITION

a	Demolition of all existing partitions, equipment and finishes

BASE BUILDING DESCRIPTION
2nd CSR SPACE ON FLOOR “B” (45,754 of Usable Area.)

1	CEILING

a	Open ceiling with new ductwork, no cable tray for telephone and data (by Tenant)

b	Open ceiling with apparent structure and equipment

c	Open ceiling cleaned and painted

d	Ceiling and ductwork to be painted white in its entirety

2	HVAC

a	HVAC system controlled by zones or by bay

b	Complete HVAC system including thermostats Design criteria: 25 to 30% humidity in winter, 50 to 60% in summer Assume 4.5 watts per sq.ft. for connected load

3	ELECTRICITY

a	Indirect fluorescent lighting, 30 foot-candle, electronic ballasts, T-8 lamps, no glare, RP-1 norm

b	4.5W per sq. ft. of connected load
distribution panels included (max. 200 ft from loads) and one empty conduit 1.5” diameter to each column wiring from panels to workstations will be done by tenant including circuit breakers

c	Individual lighting controls for closed rooms

d	For electrical panel space planning, assumed a maximum of 4 workstations per circuit;

4	SPRINKLERS

a	Sprinklers as per codes for open area concept as well as for closed rooms, if we have a final layout before we build, if not, for one open area with no demising walls

5	FIRE PROTECTION

a	Fire hose cabinets relocated as per codes for one open area with no demising walls

b	Exit signs, PA loudspeakers, fire detectors, and pull stations as per codes for one open area with no demising walls

6	COLUMNS

a	Existing columns painted Surface conduits for wiring to be supplied by Tenant

7	WINDOW COVERING

a	Solar shades on windows

8	STAIRCASES

a	Two(2) internal steel staircase with industrial steel deck steps, steel railings painted

9	ACOUSTICS

a	Acoustic treatment and consultant provided by Tenant

b	Mechanical equipment to meet NC-40 standard

10	DEMISING WALLS

a	Standard demising walls (prime coat painted) to separate tenant's premises from other tenant and from vacant spaces

11	DEMOLITION

a	Demolition of all existing partitions, equipment and finishes

EXPANSION OPTION — Third CSR-B Space
(Floor B — 13,500 square feet of Usable Area)

1	CEILING

a	Open ceiling with new ductwork, no cable tray for telephone and data (by Tenant)

b	Open ceiling with apparent structure and equipment

c	Open ceiling cleaned and painted

d	Ceiling and ductwork to be painted white in its entirety

2	HVAC

a	HVAC system controlled by zones or by bay

b	Complete HVAC system including thermostats Design criteria: 25 to 30% humidity in winter, 50 to 60% in summer Assume 4.5 watts per sq.ft. for connected load

3	ELECTRICITY

a	Indirect fluorescent lighting, 30 foot-candle, electronic ballasts, T-8 lamps, no glare, RP-1 norm

b	4.5W per sq. ft. of connected load
distribution panels included (max. 200 ft from loads) and one empty conduit 1.5” diameter to each column wiring from panels to workstations will be done by tenant including circuit breakers

c	Individual lighting controls for closed rooms

d	For electrical panel space planning, assumed a maximum of 4 workstations per circuit;

4	SPRINKLERS

a	Sprinklers as per codes for open area concept as well as for closed rooms, if we have a final layout before we build, if not, for one open area with no demising walls

5	FIRE PROTECTION

a	Fire hose cabinets relocated as per codes for one open area with no demising walls

b	Exit signs, PA loudspeakers, fire detectors, and pull stations as per codes for one open area with no demising walls

6	COLUMNS

a	Existing columns painted Surface conduits for wiring to be supplied by Tenant

7	WINDOW COVERING

a	Solar shades on windows

8	STAIRCASES

a	NONE

9	ACOUSTICS

a	Acoustic treatment and consultant provided by Tenant

b	Mechanical equipment to meet NC-40 standard

10	DEMISING WALLS

a	Standard demising walls (prime coat painted) to separate tenant's premises from other tenant and from vacant spaces

11	DEMOLITION

a	Demolition of all existing partitions, equipment and finishes

BASE BUILDING DESCRIPTION SOLUTIONS EXPANSION ON FLOOR “A” (32,028 square feet of Usable Area) and SOLUTIONS EXPANSION OPTION ON FLOOR “A” (3,720 square feet of Usable Area)

1.     CEILING

The CSR Space shall have:

•	Open ceiling with new ductwork

•	Open ceiling with apparent structure and equipment

•	Open ceiling cleaned and painted with repairs with same standards as in the First CSR

•	All equipment in the ceiling space to be co-ordinated with the Tenant and designers to insure that maximum heights are obtained where possible.

2.     HVAC

•	HVAC system controlled by zones or by bay

•	Complete HVAC system including thermostats for open space concept

•	Design criteria: as per initial CSR premises

•	New stickers to be installed after painting.

3.     ELECTRICITY

•	Indirect fluorescent lighting, as per initial CSR premises including all lighting switches (low voltage and in-line) and emergency lighting as per code.

•	Distribution panels included (Max. 200 ft. from loads).

•	Wiring and conduits from panel to ceiling junction boxes as per Tenant’s layout and requirements.

•	Lighting control panels for open space and closed rooms.

•	120-volt circuits are to be provided in ceiling junction boxes.

•	For electrical panel space planning assume a maximum of 4 workstations per circuit, separate circuits for printers.

•	All data cable trays by Tenant.

•	Tenant shall have access to the technical floor below for routing of data and electrical conduits.

•	Accent lighting including wiring to control panel for switches will be provided by the Tenant.

4.     SPRINKLERS AND PLUMBING

•	Sprinklers as per codes for open area concept as well as for closed rooms, as per Tenant’s layout and co-ordinated to special ceilings.

•	Drains relocated to locations acceptable to Tenant

5.     FIRE PROTECTION

•	Exit signs, wall mounted where possible, PA loudspeakers, fire detectors and pull stations as per codes for one open area and closed rooms as per Tenant’s layout.

•	Fire hose cabinets relocated to locations acceptable to Tenant.

6.     COLUMNS

•	Existing columns sanded and cleaned where necessary, to the same standards as the First CSR.

•	Preparation, plastering, painting and gypsing of square column by Tenant

7.     WINDOW COVERING

•	Solar shades on windows.

8.     ACOUSTICS

•	Mechanical equipment to meet NC-40 Standard

9.     DEMISING WALLS

\

•	Standard demising walls (prime coat painted) to separate Tenant’s Premises from other tenant and from vacant space.

10.     DEMOLITION

•	Demolition of all existing partitions, equipment and finishes. Notwithstanding the foregoing, this work shall not exceed a rate of $1.75 per square foot of Rentable Area. If the cost for demolition exceeds this price of $1.75 per square foot of Rentable Area, the excess shall be borne completely by Landlord.

BASE BUILDING DESCRIPTION
Additional CNX on Floor “A” (23,487 square feet of Usable Area)
and
CNX Expansion Space on Floor “A” (17,989 square feet of Usable Area )

1.     CEILING

Except in the NCC room, the Additional CNX Space shall have:

•	Open ceiling with new ductwork

•	Open ceiling with apparent structure and equipment

•	Open ceiling cleaned and painted with repairs with same standards as in the First CSR

•	All equipment in the ceiling space to be co-ordinated with the Tenant and designers to insure that maximum heights are obtained where possible.

•	In the NCC room, the Landlord shall install a suspended acoustical tile system as a ceiling;

2.     HVAC

•	HVAC system controlled by zones or by bay

•	Complete HVAC system including thermostats for open space concept

•	Design criteria: as per initial CNX Premises

•	New stickers to be installed after painting.

HVAC system for NCC room to conform to a suspended ceiling environment;

3.     ELECTRICITY

•	Indirect fluorescent lighting, as per initial CNX premises including all lighting switches (low voltage and in-line) and emergency lighting as per code.

•	Distribution panels included (Max. 200 ft. from loads).

•	Wiring and conduits from panel to ceiling junction boxes as per Tenant’s layout and requirements.

•	Lighting control panels for open space and closed rooms.

•	120-volt circuits are to be provided in ceiling junction boxes.

•	For electrical panel space planning assume a maximum of 4 workstations per circuit, separate circuits for printers.

•	All data cable trays by Tenant.

•	Tenant shall have access to the technical floor below for routing of data and electrical conduits.

•	Accent lighting including wiring to control panel for switches will be provided by the Tenant.

•	In the NCC room, standard lighting

4.     SPRINKLERS AND PLUMBING

•	Sprinklers as per codes for open area concept as well as for closed rooms, as per Tenant’s layout and co-ordinated to special ceilings.

•	Drains relocated to locations acceptable to Tenant

5.     FIRE PROTECTION

•	Exit signs, wall mounted where possible, PA loudspeakers, fire detectors and pull stations as per codes for one open area and closed rooms as per Tenant’s layout.

•	Fire hose cabinets relocated to locations acceptable to Tenant.

6.     COLUMNS

•	Existing columns sanded and cleaned where necessary, to the same standards as the First CSR.

•	Preparation, plastering, painting and gypsing by square column by Tenant

7.     WINDOW COVERING

•	Solar shades on windows including the two (2) south-east Bistros.

8.     ACOUSTICS

•	Mechanical equipment to meet NC-40 Standard

9.     DEMISING WALLS

•	Standard demising walls (prime coat painted) to separate Tenant’s Premises from other tenant and from vacant space.

10.     DEMOLITION

•	Demolition of all existing partitions, equipment and finishes. Notwithstanding the foregoing, this work shall not exceed a rate of $1.75 per square foot of Rentable Area. If the cost for demolition exceeds this price of $1.75 per square foot of Rentable Area, the excess shall be borne completely by Landlord.

SCHEDULE “D” — ELECTRICAL CHARGES DETAILS (s. 10.1 & 10.2.1)

Procedure for invoicing chilled water

Each month an invoice will be produced by Lessor showing the total consumption of chilled water used after normal business hours (i.e. normal business hours are 8 am to 6 pm on Monday to Friday excluding legal holidays) in the Premises and the actual amount payable for same by Lessee. The applicable unit rate per ton-hour of consumption for the building for 1998 is 10.4 cents per ton-hour, said rate having been arrived at by calculating the total electrical costs incurred to produce the chilled water (i.e. operation of chillers, cooling towers, pumps, maintenance of equipment, chemicals, etc) divided by the total ton-hours produced by the system. This price will be adjusted each year in accordance with Hydro Quebec’s increases. Each year, a verification and/or calibration of the various chilled water meters will be made by Lessor and Lessee will be advised of same so that it may make its own verifications if it so desires. In the event that a meter malfunctions, the figures registered by the meter during a comparable period shall serve as a basis from which to analyze and calculate consumption for the period for which figures are unavailable due to the malfunction. If chilled water is supplied by Lessor with respect to Lessee’s computer areas which are connected to Lessee’s own chillers, the charge for the mutually agreed estimated consumption shall be at the building’s unit rate for each ton-hour and said amount shall be multiplied by the actual number of hours chilled water is provided to such space.

Procedure for invoicing electricity

Each month the total consumption of electricity in the Premises shall be calculated from check-meters installed for that purpose. Lessee shall be invoiced for such consumption on the basis of the total cost, including provincial tax and all other applicable taxes thereon, per KWH calculated using the tariff the public utility uses to charge Lessor. Lessor declares that at the time of signing, it was being charged by Hydro-Quebec on the basis of the “L” tariff. Each year, the parties will mutually establish an electrical utilization factor (i.e. “le facteur d’utilisation”) for a given month for the Premises in question by the manner illustrated in the table herein below. Both the demand and the consumption shall be used for the total of all check-meters together in establishing said utilization factor and said factor will then be used to determine the cost per KWH based on the applicable tariff. Said cost per KWH shall be applied to the amount of consumption determined by the applicable check-meter(s) and monthly invoices shall be produced accordingly.

“Facteur d’Utilisation” Sample Table

MICROCELL -
électricité				Panneau	Date et heure		2-aoû-99		30-jun-99
Compteur #	Modèle	Unit #	Rapport CT	mesure	mise en marche		Kw max.	Kwh	Kw max.	Kwh

AA01	7300	9218	200:5A	BD 8/A-3	29-mar-99	2:30 PM	01,9	37989	01,9	29125
AA02	7300	306	200:5A	BD 8/A-4	29-mar-99	2:45 PM	01,1	17294	01,1	13362
AA03	7300	304	400:5A	BD 8/A-2	29-mar-99	2:45 PM	03,8	63671	03,8	48060
AB01	7300	244	400:5A	BD 8/B-1	29-mar-99	2:00 PM	04,2	68304	04,2	54274
AB02	7300	305	200:5A	BD 8/B-3	29-mar-99	2:00 PM	02,9	51869	02,9	36293
							139	239127	139	181114

Consommation pour 33 jours:	239127	Kwh	-	181114	Kwh	=	58013	Kwh
Puissance max.:	139	Kw	x	792	hrs	=	110428.5	Kwh

Facteur d’utilisation:	58013	Kwh	/	110428.5	Kwh	=	0.525

TABLE OF CONTENTS

1	NATURE OF LEASE	1
1.1	INTRODUCTION	1

2	DESCRIPTION OF PREMISES	1
2.1	LOCATION AND SQUARE FOOTAGE	1

3	TERM	2
3.1	TERM	2

4	FIXTURING PERIODS	2
4.1	TECHNICAL SPACE-AREA	2
4.2	SOLUTIONS CALL CENTER-AREA F	2
4.3	SOLUTIONS EXPANSION-AREA G	3
4.4	ADDITIONAL CNX SPACE AREA	3
4.5	2ND CSR SPACE	3
4.6	PAYMENTS DURING FIXTURING PERIODS	4

5	EARLY OCCUPANCY	4
5.1	DATES OF OCCUPANCY	4
5.2	PAYMENTS DURING FIXTURING PERIODS	4
5.3	OCCUPATION OF PREMISES	4

6	BASE BUILDING PLANS AND BASE BUILDING BUDGET	4
6.1	PLANS	4
6.2	BASE BUILDING COSTS	4
6.3	SPECIFIC REQUIREMENTS	5
6.4	COOPERATION	5
6.5	BUDGETS	5
6.6	PERMITS	5
6.7	COSTS TO BE MINIMIZED	5
6.8	BASE BUILDING BUDGET FOR 2ND CSR SPACE	5
6.9	REMAINING AMOUNTS	5

7	TENANT IMPROVEMENT ALLOWANCE	6
7.1	AMOUNT OF ALLOWANCE	6
7.2	PLANS	6
7.3	COOPERATION	6
7.4	BUDGET ESTIMATE	6
7.5	COSTS TO BE MINIMIZED	6
7.6	REMAINING AMOUNTS	7

8	RENT	7
8.1	MINIMUM RENT	7
8.2	ADDITIONAL RENT	7

9	USE OF PREMISES	12
9.1	PERMITTED USE	12
9.2	CONDUCT OF BUSINESS	12
9.3	SIGNS, ADVERTISING, IDENTIFICATION, ELECTRONIC BOARDS	12

10	UTILITIES & SERVICES	13
10.1	HEATING, AIR CONDITIONING	13
10.2	ELECTRICITY	13
10.3	COMMON AREAS	14
10.4	ELEVATORS AND LOADING DOCKS	14
10.5	CLEANING	15
10.6	REFUSE DISPOSAL	15
10.7	VENTILATION AND ELECTRICAL CAPACITIES OF PREMISES	15
10.8	DISCONTINUATION OR MODIFICATION	15
10.9	LOCKS	15
10.10	FORCED ENTRY	16

11	SPECIAL PROVISIONS	16
11.1	FINISHING OF PREMISES	16

12	PAYMENT OF MONIES	16

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12.1	PAYMENT	16
12.2	CURRENCY	17
12.3	INTEREST ON ARREARS	17
12.4	LESSOR’S LEGAL FEES	17
12.5	WAIVER OF RIGHT TO SET OFF	17
12.6	TERMINATION OF LEASE	17

13	BUSINESS, WATER AND IMPROVEMENTS TAXES	17
13.1	LESSEE’S RESPONSIBILITY	17
13.2	REIMBURSEMENT OF LESSOR	17

14	INSURANCE	18
14.1	INCREASE IN LESSOR’S INSURANCE	18
14.2	FIRE FIGHTING EQUIPMENT	18
14.3	REQUIRED COVERAGE	18
14.4	FAILURE TO INSURE	18

15	ALTERATIONS, REPAIRS, IMPROVEMENTS	19
15.1	CARE OF PREMISES	19
15.2	IMPROVEMENTS, REPAIRS, ALTERATIONS, INSTALLATIONS BY THE LESSEE	19
15.3	LEGAL HYPOTHECS	20
15.4	ALTERATIONS TO BUILDING AND LAND BY LESSOR	21

16	ASSIGNMENT AND SUBLETTING	21
16.1	CONSENT REQUIRED	21
16.2	LESSEE TO FURNISH INFORMATION	21
16.3	LESSOR’S RIGHTS	22
16.4	LESSOR’S CONDITIONS	22
16.5	REFUSAL OF CONSENT BY LESSOR	23
16.6	DEFINITION OF TRANSFER AND TRANSFEREE	23
16.7	ADVERTISING	23

17	DEFAULT OF LESSEE AND REMEDIES OF LESSOR	24
17.1	EVENTS OF DEFAULT	24
17.2	REMEDIES OF THE LESSOR	24
17.3	LESSOR’S CUMULATIVE RIGHTS	25
17.4	CROSS-DEFAULTS	25

18	DAMAGES	25
18.1	ACTS OF LESSEE	25
18.2	LIMITATION OF LESSOR’S LIABILITY	25

19	DAMAGE AND DESTRUCTION	26
19.1	TOTAL DESTRUCTION	26
19.2	RECONSTRUCTION OR REPAIR AND LIABILITY	27

20	EXPROPRIATION	27
20.1	EXPROPRIATION	27

21	TERMINATION OF LEASE	27
21.1	EFFECTIVE DATE OF TERMINATION	27
21.2	ABANDONMENT OF PROPERTY	27

22	ACCESS TO PREMISES	28
22.1	TO EXAMINE OR EXHIBIT PREMISES	28
22.2	TO INSTALL EQUIPMENT	28

23	COMPLIANCE WITH LAWS AND INDEMNIFICATION	28
23.1	COMPLIANCE	28
23.2	INDEMNIFICATION OF LESSOR	28
23.3	LESSEE’S OPERATING PERMITS	28

24	ALIENATION BY THE LESSOR	28
24.1	THE LESSOR’S RIGHT TO ASSIGN	28
24.2	SALE OR TRANSFER OF BUILDING	29

25	PRIOR OCCUPANCY	29
25.1	PRIOR OCCUPANCY	29

26	UNAVOIDABLE DELAY	29

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26.1	NON-RESPONSIBILITY OF LESSOR OR LESSEE	29

27	RELOCATION	29

27.1	RELOCATION OF LESSEE	29

28	NOTICES	29

28.1	NOTICES	29
28.2	ADDRESSES FOR PURPOSES OF NOTICE	30
28.3	ADDRESS FOR SERVICE	30

29	INTERPRETATION	30

29.1	REPRESENTATIONS, WARRANTIES, PRIOR AGREEMENTS, OFFER TO LEASE	30
29.2	EXCLUSIVITY	30
29.3	BROKERAGE COMMISSION	30
29.4	GOVERNING LAW	30
29.5	SUCCESSORS AND ASSIGNS	31
29.6	INTERPRETATION, CAPTIONS	31
29.7	WAIVER	31
29.8	DEROGATION FROM LAW	31

30	RULES AND REGULATIONS	31

30.1	ACTS OF NUISANCE	31
30.2	SIGNS, ADVERTISING	32
30.3	DIRECTORIES LISTINGS	32
30.4	REMOVAL OF FURNITURE, FIXTURES	32
30.5	INSTALLATION OF FLOOR COVERING	32
30.6	RECEIVING OF SUPPLIES	32
30.7	PASSAGES, ELEVATORS	32
30.8	COOKING ON PREMISES PROHIBITED	33
30.9	HEAVY OBJECTS	33
30.10	CANVASSING, SOLICITING	33
30.11	ANIMALS	33
30.12	FURTHER RULES AND REGULATIONS	33
30.13	WAIVER, MODIFICATION	33
30.14	PUBLICATION OF LEASE	33

31	OFFER TO LEASE	33

32	ANTENNAS	34

32.1	LICENSE AGREEMENT	34
32.2	RIGHTS AT EXPIRY OF TERM	34
32.3	USE OF RISERS	34
32.4	APPROVAL OF PLANS & SPECIFICATIONS	34
32.5	NON EXCLUSIVE RIGHT	34
32.6	UTILITIES FOR EQUIPMENT	35

33	VIDEOTRON FIBRE OPTIC SERVICE	35

33.1	COMPLIANCE WITH RULES	35
33.2	APPROVAL OF PLANS	35
33.3	OTHER USERS OF COMPLEX	35

34	INTERIOR PARKING	35

34.1	NUMBER OF SPACES	35
34.2	FENCED SPACE	35
34.3	CANCELLATION PROCEDURE	35

35	STORAGE SPACE AND BISTROS	36
35.1	RENTAL RATE	36
35.2	CANCELLATION PROCEDURE	36
35.3	APPROVAL OF PLANS	36

36	LEASE AMENDMENTS FOR EXPANSIONS AND REDUCTIONS	36

37	OPTION TO EXPAND CSR ON FLOOR “A”	36

37.1	OPTION TO EXPAND	36
37.2	CONFIGURATION OF THIRD CSR-A SPACE	36
37.3	THIRD CSR-A SPACE IMPROVEMENTS	37

38	OPTION TO EXPAND CSR ON FLOOR “B”	37

38.1	OPTION TO EXPAND (THIRD CSR-FLOOR “B”)	37

38.2	CONFIGURATION OF THIRD CSR-B SPACE	37
38.3	THIRD CSR-B IMPROVEMENTS	37
39	OPTION TO EXPAND CNX ON FLOOR “A”	38
39.1	OPTION TO EXPAND	38
39.2	CONDITION OF THE CNX EXPANSION SPACE	38
39.3	CORRIDOR	39
39.4	EXPIRY OF OPTION AND SUBSEQUENT RIGHTS	39
40	OPTION TO RENEW THE LEASE	39
40.1	FIVE-YEAR OPTION	39
40.2	RENEWAL RENTAL	39
40.3	ARBITRATION	40
41	RIGHT TO CANCEL	40
41.1	NOTICE & PAYMENT REQUIRED	40
41.2	CONFIGURATION OF REMAINING PREMISES	40
42	DEFINITIONS	41
42.1	“ADDITIONAL RENT”	41
42.2	“BASE BUILDING PLANS”	41
42.3	“BUILDING” OR “COMPLEX”	41
42.4	“COMMON AREAS”	41
42.5	“CNX EXPANSION SPACE”	42
42.6	“CPI”	42
42.7	“EXPIRATION DATE”	42
42.8	“HOTEL”	42
42.9	“IMPROVEMENT BUDGET”	42
42.10	“LAND”	42
42.11	“LEASE”	42
42.12	“LEASEHOLD IMPROVEMENT ALLOWANCE”	42
42.13	“LEASE YEAR”	42
42.14	“LESSOR”	43
42.15	“LESSEE”	43
42.16	“MINIMUM RENT”	43
42.17	“OFFER TO LEASE”	43
42.18	“OPERATING EXPENSES” DEFINITION	43
42.19	“OPERATING YEAR”	44
42.20	“PREMISES”	44
42.21	“PROPORTIONATE SHARE”	45
42.22	“REAL ESTATE TAXES” DEFINITION	46
42.23	“RENTABLE AREA”	46
42.24	“REVISED METHOD”	46
42.25	“TERM”	47
42.26	“THIRD CSR-A SPACE”	47
42.27	“THIRD CSR-B SPACE”	47
42.28	“USABLE AREA”	47
SCHEDULE “A” — PLAN OF PREMISES ON FLOOR “A” AND EXPANSION RIGHTS ON FLOOR “A”		1
SCHEDULE “A-1” — PLAN OF PREMISES ON FLOOR “B” AND EXPANSION RIGHTS ON FLOOR “B”		2
SCHEDULE “A-2” — PLAN OF PREMISES IN GARAGE		3
SCHEDULE “B” — SITE MAP		4
SCHEDULE “C” — WORK TO BE DONE IN VARIOUS AREAS		5
SCHEDULE “D” — ELECTRICAL CHARGES DETAILS (S. 10.1 & 10.2.1)		13
TABLE OF CONTENTS		I

4

LEASE

BETWEEN

WPBI PROPERTY MANAGEMENT INC.
As Lessor

AND

MICROCELL TELECOMMUNICATIONS INC.
As Lessee

PLACE BONAVENTURE, MONTREAL

FIRST AMENDMENT AGREEMENT TO THE LEASE EXECUTED DECEMBER 9, 1999, entered into at the City of Montréal, Province of Québec, dated for reference as of October 1, 2000.

BETWEEN:	WPBI PROPERTY MANAGEMENT INC., a company duly incorporated under the laws of Canada, having its registered office at 600 de Maisonneuve Blvd. West, Suite 2600, Montréal, Québec H3A 3J2, herein acting on behalf of the owners of the property and represented by Irene Papavasil and Richard Hylands, both duly authorised as they respectively declare, hereinafter called the “Lessor”

AND:	MICROCELL TELECOMMUNICATIONS INC., a company duly incorporated under the laws of Canada, having its principal place of business at 1250 René-Lévesque Boulevard West, Suite 400, Montréal, Québec, H3B 4W8, herein acting and represented by Gaétan Jacques and Jacques Leduc, duly authorised as they so declare, hereinafter called the “Lessee”

WHEREAS the Lessor and the Lessee have entered into an Agreement of Lease dated for reference as of August 1st, 1998 and signed December 9th, 1999 (the “Lease”) for certain premises containing a Rentable Area of 242,065.80 square feet (the “Original Premises”) in the building known as Place Bonaventure, situated in Montréal, Province of Québec;

WHEREAS the Lessor has agreed to lease to the Lessee and the Lessee has agreed to lease from the Lessor that certain additional area located on Level “C” of Place Bonaventure more fully described hereinafter (the “Additional Premises”);

WHEREAS the parties have agreed to amend the Lease to include the Additional Premises;

WHEREAS all terms and conditions of the Lease, including the capitalised terms, shall continue to apply to the Original Premises and the Additional Premises except as modified by the terms hereof;

NOW THESE PRESENTS WITNESSETH THE FOLLOWING:

1)	The effective date of the following amendments shall be July 15th, 2000 (the “Effective Date”).

2)	As of the Effective Date, the Lease is amended by:

a)	adding at the end of Section 2.1 the following:

“The Premises shall also contain the following area as shown outlined in red on the plan attached as Schedule “A-3”:

☐ the Additional Premises comprising a Usable Area of 48,464 square feet and a Rentable Area of 55,734 square feet.”

b)	adding at the end of Section 3.1 the following:

☐ October 1st, 2001 for the area defined as the Additional Premises.”

c)	adding in Section 4, as subsection 4.5.1, the following:

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“With respect to the Additional Premises, the Lessee shall have the right to occupy the said Additional Premises on or before July 15th, 2000, for the purpose of fixturing the Additional Premises. It is understood that the Lessor and the Lessee shall work together to plan and to complete the Base Building work outlined in the applicable portion of Schedule “C” at the same time as the Lessee completes its leasehold improvements to the said Additional Premises. Both parties will work together with the objective of giving final occupancy of the said Additional Premises to the Lessee on or before October 1st, 2000.

The Lessor shall deliver the Additional Premises to the Lessee no later than July 15th, 2000, clean and free of all partitions, having completed all demolition and cleanup work, the floor slab levelled and smooth ready to receive carpet. The costs related to the levelling of the floor shall be borne solely by the Lessor and shall not be paid for from the Base Building Budget or the Improvement Budget.

The Lessor shall provide and install the demising walls required to separate the Additional Premises from the premises of other tenants and, if applicable, from any common areas. The cost of any such demising walls, other than those which are already standing as at June 15th, 2000, shall be part of the Base Building Budget and shall be paid therefrom.

The engineering plans for the Leasehold Improvements and their specifications shall be prepared by the Lessee’s engineering firm, Site Plus inc., and shall be submitted to the Lessor for approval which approval shall not be unreasonably withheld or delayed for more than five (5) days. The Lessor shall give access to the portion of the Building where the Additional Premises are to be located to the Lessee’s designers, engineers, architects and other representatives prior to the Effective Date in order that they may carry on therein any work required for the preparation of the aforesaid plans. The cost of the engineering plans and specifications shall be paid by the Lessee, the Lessor remaining responsible for the payment of any fees charged by its own professionals for the review of any such plans and specifications as well as for any supervision and co-ordination required. The Lessee shall assume the project management function for the construction of the Leasehold Improvements and no fees shall be charged by the Lessor thereon, unless the Lessee requires that the Lessor provide co-ordination and supervision services.”

d)	adding in Section 6, as subsection 6.10, the following:

“6.10 With respect to the Additional Premises, all architectural, electrical, mechanical and plumbing plans related to the work to be performed by the Lessor to the Base Building and their revision shall be provided by the Lessor at the Lessor’s cost. All Base Building Plans are subject to Lessor’s and Lessee’s written approval which approval shall not be unreasonably withheld or delayed for more than five (5) days. For clarification purposes, the major components of the Base Building Budget are described in Schedule “C” herewith attached, (such components hereinafter referred to as the “Base Building”; and the cost of such Base Building hereinafter and hereinafter referred to as the “Base Building Budget”). It is agreed that the Lessee shall have no say or approval right of any kind with respect to any work to be done in connection with the exterior of the Building.

2

With respect to the Additional Premises, the cost of the Base Building shall be assumed by the Lessor up to THIRTEEN DOLLARS ($13.00) per square foot of Rentable Area. Any amount attributable to the Goods and Services Tax or to any other similar tax shall be added to the Base Building budget and paid by the Lessor. Any additional Base Building costs over and above the Lessor’s contribution of THIRTEEN DOLLARS ($13.00) per square foot of the Rentable Area of the Additional Premises shall be borne by the Lessee. It is understood that the Base Building should cost approximately NINETEEN DOLLARS ($19.00) per square foot of the Rentable Area of the Additional Premises. The Lessee shall pay to the Lessor a FIVE PERCENT (5%) co-ordination fee on any work co-ordinated by the Lessor over and above the Base Building Budget of NINETEEN DOLLARS ($19.00) per square foot of the Rentable Area of the Additional Premises.

The provisions of subsections 6.3 to 6.7 shall apply to the work required for the Additional Premises.”

e)	adding after Section 7, as subsection 7.1.1, the following:

“Notwithstanding the above, it is understood and agreed by the parties that for the Additional Premises the cash allowance to be paid by the Lessor shall be of a maximum of TWENTY-FIVE dollars ($25.00) per square foot of the Usable Area of the Additional Premises.”

f)	adding in Section 7, as subsection 7.1.1.1, the following:

“Preliminary plans, architectural plans and construction plans for the Lessee’s leasehold improvements in and to the Additional Premises (the “Leasehold Improvements”) “shall be prepared on behalf of the Lessee by Innova Design and the Lessor shall contribute a maximum of ONE DOLLAR AND EIGHTY-FIVE CENTS ($1.85) per square foot of the Usable Area of the Additional Premises.”

g)	adding in Section 8, as subsection 8.1.5, the following:

“8.1.5 MINIMUM RENT FOR THE ADDITIONAL PREMISES

For the Additional Premises, the Lessee shall pay to the Lessor during the Term, without demand, notice, setoff, compensation or deduction of any nature whatsoever, at the Lessor’s office or such other place in Canada as may be designated by the Lessor in writing to the Lessee, in lawful money of Canada, an annual minimum rent (hereinafter called the “Minimum Rent”) as follows:

8.1.5.1 First five year period

For the period commencing October 1st, 2000 and ending September 30th, 2005, ELEVEN DOLLARS ($11.00) per square foot of Rentable Area of the Additional Premises per annum, payable in advance in equal, consecutive, monthly instalments on the first day of each month;

8.1.5.2 Remaining period

For the period commencing October 1st, 2005 and ending January 31st, 2010, THIRTEEN DOLLARS ($13.00) per square foot of Rentable Area of the Additional Premises per

3

annum, payable in advance in equal, consecutive, monthly instalments on the first day of each month.

It is expressly understood that the above Minimum Rent specified in subparagraphs 8.1.5.1 and 8.1.5.2 is payable to the exclusion of any other Minimum Rent specified elsewhere in this Section.

8.1.5.3 Free Minimum Rent

Notwithstanding the foregoing, Lessee shall not be required to pay Minimum Rent with respect to an area of ten thousand (10,000) square feet of the Additional Premises for the period between October 1st, 2000 and March 31, 2002”.

h)	adding in Section 9, as subsection 9.1.1, the following:

“The Additional Premises shall be used for general office space, for the operations of a call centre and for the purpose of installing and operating a computer and data centre (the computer and data centre to be referred to as the “Additional Premises Technical Space”).”

i)	adding in Section 10.1, as subsection 10.1.1, the following:

“Notwithstanding the above, Lessor shall cause the Additional Premises to be heated, air-conditioned and ventilated during Normal Business Hours only. Lessee may require additional hours of heating, air-conditioning and ventilation, in which case the Lessee shall pay for same as provided for herein-above.”

j)	section 10.5 is amended by adding after the words “Technical Space” the words “and the Additional Premises Technical Space” in subsections 10.5.1 and 10.5.2.”

k)	adding at the end of subsection 15.2.4 the following:

“Notwithstanding the foregoing, at the end of the Term or upon any earlier termination, at Lessor’s option to be exercised by written notice to the Lessee to be given no less than thirty (30) days prior to the end of the Term or such earlier termination, as the case may be, the Lessee shall remove any raised floors built in the Additional Premises (in which case the Lessee shall return the perimeter heating system to the condition which existed prior to the installation of any such raised floors), as well as any and all conduits and wiring which it is allowed to install under any such raised floors of the Additional Premises and shall, furthermore, remove any conduits and wiring up to any of the Building’s risers which may be used to link the Additional Premises to any other portion of the Premises located on level “A” or on level “B” of the Building, and in all cases make good any damage caused thereby, the whole at it’s sole cost and expense.”

l)	adding at the end of subsection 27.1 the following:

“Notwithstanding the above, insofar as the Additional Premises are concerned, the Lessor shall have the right to make minor adjustments to the area of the Additional Premises, should such area be required to service other tenants of the building, so long as such changes do not adversely affect the Lessee’s operations in the Additional Premises.”

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m)	Adding at the end of subsection 29.3, as subsection 29.3.1, the following:

“With respect to the Additional Premises, the Lessee represents and warrants that no broker, agent or other intermediary of any type, with the exception of Lafontaine Immobilier Corporatif Inc. negotiated or was instrumental in negotiating or consummating the agreement leading to the presents. Except for the commission payable under any written agreement between the above mentioned broker and the Lessor, the Lessee shall assume full responsibility for all fees due to any other broker, agent or other intermediary of any type working on its behalf and shall indemnify and save Lessor harmless from and against any claim or legal proceeding brought by anyone against Lessor in relation with any such fees, howsoever termed or qualified.”

n)	adding in Section 35, as subsection 35.4 the following:

“As an accessory to the leasing of the Additional Premises, the Lessee shall also have the right to lease up to two (2) separate storage areas of a maximum of one thousand square feet (1,000 sq. ft.) each, to be located on the same floor as the Premises if such space is then available and to be used by the Lessee until such time as the Lessor requires any such area for use as common areas, office or technical premises for itself, any new tenant or any tenant then in the Building, at which point the Lessee shall, at its own cost, move any property it then has in the storage area(s) in question to an area or areas in the Building, the exact location of which area(s) shall be determined by the parties, acting reasonably (it being understood that each such new storage area shall have a superficial area approximately equivalent to that of the area(s) being surrendered). Leasing of such storage area(s) shall be at the rate indicated above and generally subject to the terms and conditions of subsections 35.1 and 35.2 hereof. The Lessee agrees that these options to lease storage space are to be exercised within the first five (5) years of the Term, failing which any option not then exercised shall become null and void.

Leasing of storage space is an accessory to the leasing by Lessee of the Premises. The Lessor provides any such storage space in an “as is” condition, the Lessee being responsible, at its sole cost and expense, for any planning and construction work required to convert any such space for use as storage. Lessee agrees to abide by all rules, regulations and directives of Lessor applicable to storage areas and their use communicated in writing, from time to time, to Lessee by Lessor. Lessee shall not bring into nor keep in any storage space anything that may pose a safety or environmental risk to the Building or its occupants. Lessee shall be solely responsible for any movable effect placed in any storage space and waives any and all rights it may have against the Lessor and those for whom the Lessor may be responsible at law for any damage or loss howsoever caused to such property, unless such damage results from the fault or negligence of the Lessor or those for whom the Lessor is responsible at law. Subject to the provisions of the first sentence of the first paragraph of this subsection 35.4 dealing with initial possession of a storage area on the same floor as the Premises, the Lessor shall, thereafter, have the right exercisable from time to time on thirty (3) days written notice to that effect to relocate such storage area to another location in the Building, at its sole cost and expense, and the Lessee agrees to move all its movable effects to such other area in a timely manner.”

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o)	adding in Section 39, immediately after Subsection 39.1, as subsection 39.2, the following:

“So long as the Lessee is not then, nor has recurrently been, in material default under any of its obligations by virtue of this Lease, the Lessee shall benefit from two (2) options to expand the Additional Premises. The first such option may be exercised at any time between October 1st, 2000 and December 1st, 2002 on an area of approximately FOUR THOUSAND EIGHT HUNDRED AND FIFTY-FOUR (4,854) square feet of Rentable Area shown outlined in blue on the plan attached hereto as Schedule “A-3”. The second such option may only be exercised after the exercise of the first option mentioned above up to December 1st, 2002, on an area of approximately SEVEN THOUSAND AND SIXTEEN (7,016) square feet of Rentable Area shown outlined in green on the plan attached hereto as Schedule “A-3”. The Lessee shall provide the Lessor with four (4) months’ prior written notice of its intention to avail itself of any such option. The notice shall indicate the proposed occupancy date for the area in question, which shall be no more than six (6) months following the date of such notice. Leasing of any such space shall be subject to the same terms and conditions as provided for in this Agreement for the Additional Premises including Minimum Rent and the Lessee’s share of Operating Expenses and Real Estate Taxes and Surtax, as well as the Leasehold Improvement Allowance which shall, however, be prorated to the shorter term. Upon the exercise of either of the said options in accordance with each and every one of the above conditions, the Lessor shall prepare the required documentation evidencing that the expansion space in question is added to the Lease to form thereof.”

p)	adding in Section 40, immediately after subsection 40.3, as subsection 40.4, the following:

“The foregoing right of renewal as provided for herein-above in subsections 40.1, 40.2 and 40.3 shall apply to the Additional Premises. However and notwithstanding the above, it is understood that in the exercise of its right to renew as it applies to the Additional Premises, the net effective rental rent shall never be less than NINE DOLLARS AND FIFTY CENTS ($9.50) per square foot of Rentable Area.”

q)	adding after Section 41, as subsection 41.3, the following:

“Notwithstanding the above, no option to cancel shall apply to the Additional Premises, the Lessee, however, having the right to substitute all or part of the Additional Premises to a like area of the Premises in its exercise of the option to cancel provided for herein-above. It is understood, however, that the ratio of the area of any such space which the Lessee intends to surrender benefiting from windows to the area of any such space which the Lessee intends to surrender not benefiting from windows, must remain the same after the surrender of the space in question as it was prior to such surrender.”

r)	adding to the Schedules annexed to the Lease the following:

i.	Schedule “A-3”;

ii.	The pages annexed

to this Agreement are to form part of Schedule “C” of the Lease and shall entitled “BASE BUILDING DESCRIPTION, ADDITIONAL PREMISES ON FLOOR “c” (48,464 square feet of Usable Area)”.

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IN WITNESS WHEREOF Lessor and Lessee have duly executed these presents as of the date and at the place first mentioned.

WPBI PROPERTY MANAGEMENT INC.

PER: Irene Papavasil	WITNESS:

PER: Richard Hylands	WITNESS:

ON THIS                                               (13th) DAY OF JULY 2001.

MICROCELL TELECOMMUNICATIONS INC.

PER: Gaétan Jacques	WITNESS:

PER: Jacques Leduc	WITNESS:

ON THIS                                               (15th) DAY OF JUNE 2001.

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SECOND AMENDMENT AGREEMENT TO LEASE EXECUTED DECEMBER 9, 1999, entered into at the City of Montréal, Province of Québec, dated for reference as of June 15, 2001.

BETWEEN:	WPBI PROPERTY MANAGEMENT INC., a company duly incorporated under the laws of Canada, having its registered office at 600 de Maisonneuve Blvd. West, Suite 2600, Montréal, Québec H3A 3J2, herein acting on behalf of the owners of the property and represented by Irene Papavasil and Richard Hylands, both duly authorised as they respectively declare, hereinafter called the “Lessor”

AND:	MICROCELL TELECOMMUNICATIONS INC., a company duly incorporated under the laws of Canada, having its principal place of business at 1250 René-Lévesque Boulevard West, Suite 400, Montréal, Québec, H3B 4W8, herein acting and represented by Gaétan Jacques and Jacques Leduc, both duly authorised as they respectively declare, hereinafter called the “Lessee”

WHEREAS the Lessor and the Lessee have entered into an Agreement of Lease dated for reference as of August 1st, 1998 and signed December 9th, 1999 (the “Lease”) for certain premises containing a Rentable Area of 242,065.80 square feet (the “Original Premises”) in the building known as Place Bonaventure, situate in Montréal, Province of Québec;

WHEREAS prior to the date hereof the Lessor has agreed to lease to the Lessee and the Lessee has agreed to lease from the Lessor that certain additional area located on Level “C “ of Place Bonaventure containing a Rentable Area of 55,734 square feet referred to in the First Amendment Agreement dated for reference as of October 1st, 20000 as the Additional premises and more fully described therein;

WHEREAS the Lessor has now agreed to lease to the Lessee and the Lessee has agreed to lease from the Lessor that certain additional area located on Level “A” of Place Bonaventure more fully described hereinafter (the “Second Additional Premises”);

WHERAS the parties have agreed to deduct a portion of the space referred to in the Lease as the Solutions Expansion area in order that such space be added to the premises leased by Microcell Connexions Inc.;

WHEREAS the parties have agreed to amend the Lease to include the Second Additional Premises;

WHEREAS all terms and conditions of the Lease, including the capitalised terms, shall continue to apply to the Original premises and the Additional Premises except as modified by the terms and conditions hereof.

NOW THESE PRESENTS WITNESSETH THE FOLLOWING:

1)	The effective date of the following amendments shall be June 15th, 2001 (the “Effective Date”).

2)	As of the Effective Date, the Lease is amended by:

a)	adding at the end of Section 2.1 the following:

“The portion of the space referred to above as the Solutions Expansion Area shown on Schedule “A-4” hereof and containing approximately 1,944 square feet in Usable Area amd 2,235 square feet in Rentable Area shall be, as and from September 1st, 2001, deducted from the area indicated above as the Solutions Expansion Area and shall no longer be subject to the Lease, the

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parties agreeing to carry out without delay any adjustments required by reason of such surrender.”

b)	adding at the end of Section 2.1 the following:

“The Premises shall also contain the following area as shown outlined in red on the plan attached as Schedule “A-4”:

☐ the Second Additional Premises comprising a Usable Area of 22,524 square feet and a Rentable Area of 25,903 square feet, it being understood that the foregoing Usable Area shall be subject to final measurement as provided for in herein-above in the first paragraph of the present Section and that the Rentable Area shall be arrived at in the same manner as provided for therein.”

c)	adding at the end of Section 3.1 the following:

☐ September 15th, 2001 for the area referred to as the Second Additional Premises.”

d)	adding in Section 4, as subsection 4.5.2, the following:

☐ “With respect to the Second Additional Premises, the Lessee shall have the right to occupy the area on Floor “A” known as the Second Additional Premises on or before July 1st, 2001, 2001, for the purpose of fixturing the Second Additional Premises.

It is understood that the Lessor and the Lessee shall work together to plan and to complete the Base Building work outlined in Schedule “C” at the same time as the Lessee completes its Leasehold Improvements to the said Second Additional Premises.

Both parties will work together with the objective of giving final occupancy of the said Second Additional Premises to the Lessee on or before September 15, 2001.

Subject to Unavoidable Delay and provided the Lessee shall have submitted the Plans no more than five (5) business days following final acceptance and ratification of this Agreement, but in any event no later than June 15th, 2001, the Lessor shall complete the construction and installation of the Base Building work described in Schedule C-1 within eight (8) weeks of final acceptance and ratification of this Agreement. Any delay by Lessee in providing the Plans to Lessor will extend the aforesaid delay accordingly. The aforesaid delay shall be subject to any statutory construction holidays. It being further understood that should the Plans be modified after their approval by Lessor so as to require additional work by the Lessor, the Lessee shall be responsible for the cost thereof and the above delay shall be adjusted to account for any time lost in the execution of any additional work made necessary be reason off such change. Any delay by the Lessor in providing the Base Building work to the Lessee within the eight (8) week period stipulated above will extend the commencement date for the Second Additional Premises by the same number of days delay in so doing.

The Lessor acknowledges that the lessee wishes to have the work required for the construction and installation of lessee’s Leasehold Improvements performed concurrently with the construction and installation of the Base Building work, the Lessor shall allow access to the Second Additional Area by

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Lessee’s representatives and contractors as soon as the Lessor’s work is sufficiently completed to permit Lessee to carry out its work therein safely and efficiently and the parties agree to retain the same general contractor for the construction and installation of the Base Building work and the Leasehold Improvements.

The Lessor shall deliver the Additional Premises to the Lessee no later than July 1st, 2001 clean and free of all partitions, having completed all demolition and cleanup work, the floor slab levelled and smooth ready to receive carpet. The costs related to the levelling of the floor shall be borne solely by the Lessor and shall not be paid for from the Base Building Budget or the Improvement Budget.

The Lessor shall provide and install the demising walls which may be required to separate the Second Additional Premises from the premises of other tenants and, if applicable, from any common areas. The cost of any such demising walls, other than those which are already standing as of the date hereof, are to be part of the Base Building Budget and shall be paid therefrom.

The engineering plans for the Leasehold Improvements and their specifications shall be prepared by the Lessee’s engineering firm, Site Plus inc., and shall be submitted to the Lessor for approval, which approval shall not be unreasonably withheld or delayed for more than five (5) business days.

Once this Agreement is duly executed and ratified, the Lessor shall give access to the portion of the Building where the Second Additional Premises are to be located to the Lessee’s designers, engineers, architects and other representatives prior to the Effective Date of the Agreement by virtue of which the Second Additional Space is leased in order that they may carry on therein any work required for the preparation of the aforesaid plans. The cost of the engineering plans and specifications shall be paid by the Lessee, the Lessor remaining responsible for the payment of any fees charged by its own professionals for the review of any such plans and specifications as well as for any supervision and co-ordination required. The Lessee shall assume the project management function for the construction of the Leasehold Improvements and no fees shall be charged by the Lessor thereon, unless the Lessee requires that the Lessor provide co-ordination and supervision services.”

e)	adding in Section 6, as subsection 6.11, the following:

“With respect to the Second Additional Premises, all architectural, electrical, mechanical and plumbing plans related to the work to be performed by the Lessor to the base building and their revision (hereinafter referred to as the “Base Building Plans”) shall be provided by the Lessor at the Lessor’s cost. All Base Building Plans are subject to Lessor’s and Lessee’s written approval which approval shall not be unreasonably withheld or delayed for more than five (5) business days. For clarification purposes, the major components of the Base Building budget are described in Schedule “C-1” attached to the Agreement by virtue of which the Additional Space is leased, (such components hereinafter referred to as the “Base Building” and the cost of such Base Building hereinafter referred to as the “Base Building Budget”). It is agreed that the Lessee shall have no say or approval right of any kind with respect to any work to be done in connection with the exterior of the Building.

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With respect to the Second Additional Premises, the cost of the Base Building shall be assumed by the Lessor up to THIRTEEN DOLLARS ($13.00) per square foot of Rentable Area. Any amount attributable to the Goods and Services Tax or to any other similar tax shall be added to the Base Building Budget and paid by the Lessor. Any additional Base Building costs over and above the Lessor’s contribution of THIRTEEN DOLLARS ($13.00) per square foot of the Rentable Area of the Second Additional Premises shall be borne by the Lessee. It is understood that the Base Building should cost approximately NINETEEN DOLLARS ($19.00) per square foot of the Rentable Area of the Second Additional Premises, the Lessee shall pay to the Lessor a FIVE PERCENT (5%) co-ordination fee on any work co-ordinated by the Lessor over and above the Base Building Budget of NINETEEN DOLLARS ($19.00) per square foot of the Rentable Area of the Second Additional Premises.

The provisions of subsections 6.3 to 6.7 inclusively shall apply to the work required for the Second Additional Premises.”

f)	adding in Section 7, as subsection 7.1.2, the following:

“Notwithstanding the above, it is understood and agreed by the parties that for the Second Additional Premises the cash allowance to be paid by the Lessor shall be of a maximum of TWENTY-TWO DOLLARS AND FIFTY-FIVE CENTS ($22.55) per square foot of the Usable Area of the Second Additional Premises.”

g)	adding after Section 7, as subsection 7.1.2.1, the following:

“Preliminary plans, architectural plans and construction plans (the “Plans”) for the Lessee’s leasehold improvements in and to the Second Additional Premises (the “Leasehold Improvements”) shall be prepared on behalf of the Lessee by the Lessee’s designers and approved by an architect licensed to practice in the Province of Quebec designated by the Lessee, and the Lessor shall contribute a maximum of ONE DOLLAR AND SIXTY-SEVEN CENTS ($1.67) per square foot of the Usable Area of the Second Additional Premises.”

h)	adding in Section 8, as subsection 8.1.6, the following:

“8.1.5 MINIMUM RENT FOR THE SECOND ADDITIONAL PREMISES

For the Second Additional Premises, the Lessee shall pay to the Lessor during the Term, without demand, notice, setoff, compensation or deduction of any nature whatsoever, at the Lessor’s office or such other place in Canada as may be designated by the Lessor in writing to the Lessee, in lawful money of Canada, an annual minimum rent (hereinafter called the “Minimum Rent”) as follows:

8.1.6.1 For the period commencing September 15, 2001 and ending September 30th, 2005, ELEVEN DOLLARS ($11.00) per square foot of Rentable Area of the Second Additional Premises per annum, payable in advance in equal, consecutive, monthly instalments on the first day of each month;

8.1.6.2 For the period commencing October 1st, 2005 and ending January 31st, 2010, THIRTEEN DOLLARS ($13.00) per square foot of Rentable

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Area of the Second Additional Premises per annum, payable in advance in equal, consecutive, monthly instalments on the first day of each month.

It is expressly understood that the above Minimum Rent specified in subparagraphs 8.1.6.1 and 8.1.6.2 is payable to the exclusion of any other Minimum Rent specified elsewhere in this Section.

i)	The provisions of subsections 8.2.2.1.2 and 8.2.2.1.3 as well as the provisions of section 42.24 of the Lease shall have no application to the Second Additional Premises;

j)	adding in Section 9, as subsection 9.1.2, the following:

“The Second Additional Premises shall be used solely for general office space.”

k)	adding at the end of subsection 15.2.4 the following:

“Notwithstanding the foregoing, at the end of the Term or upon any earlier termination, at Lessor’s option to be exercised by written notice to the Lessee to be given no less than thirty (30) days prior to the end of the Term or such earlier termination, as the case may be, the Lessee shall remove any improvements not of a type normally required for office premises which the Lessee may in the future be allowed by the Lessor to install, such as but not limited to, raised floors or conduits and wiring which installed under any such raised floors of the Second Additional Premises and in all cases make good any damage caused thereby, the whole at its sole cost and expense.”

l)	adding at the end of subsection 27.1 the following:

“Notwithstanding the above, insofar as the Second Additional Premises are concerned, the Lessor shall have the right to make minor adjustments to the area of the Second Additional Premises, should such area be required to service other tenants of the building, so long as such changes do not adversely affect the Lessee’s operations in the Second Additional Premises.”

m)	adding at the end of subsection 29.3, as subsection 29.3.2, the following:

“With respect to the Second Additional Premises, the Lessee represents and warrants that no broker, agent or other intermediary of any type, with the exception of Lafontaine Immobilier Corporatif inc. negotiated or was instrumental in negotiating or consummating the agreement leading to these presents. Except for the commission payable under any written agreement between the above mentioned broker and the Lessor, the Lessee shall assume full responsibility for all fees due to any other broker, agent or other intermediary of any type working on its behalf and shall indemnify and save Lessor harmless from and against any claim or legal proceeding brought by anyone against Lessor in relation with any such fees, howsoever termed or qualified.”

n)	adding in Section 34 at the end of section 34.1 the following:

As of the date of commencement of the Term for the Second Additional Premises and throughout the Term and any extension thereof, the Lessor shall provide the Lessee, at its request, with up to eight (8) unreserved interior parking spaces at prevailing rates as same may be established from time to time.

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o)	adding in Section 35, at the end of subsection 35.1 the following:

“The parties acknowledge that the Lessee has prior to the date of execution of the Lease exercised its right to lease three (3) of the four (4) storage areas above described and that the location of such storage spaces are as follows:

i.	the area described in subsection 2.1 at the fifth (5th) indented paragraph and shown on Schedule “A”, which accounts for the exercise of two (2) options;

ii.	the area described in subsection 2.1 at the sixth (6th) indented paragraph and shown on Schedule “A-2, which accounts for the exercise of one (1) option.

The parties further acknowledge that notwithstanding that these areas have been included in the description of the leased Premises under Section 2.1, the Rent payable for such areas is to be calculated at the rate provided for in the present Section for storage spaces.

As an accessory to the leasing of the Second Additional Premises, the Lessor hereby leases to the Lessee that certain space located on Level “A” and shown on Schedule “A-4” containing approximately 1,644 square feet of Usable Area and 1,890 square feet of Rentable Area (it being understood that 1,000 square feet of such Usable Area constitutes the exercise of the fourth (4th) option provided for in the Lease), generally subject to the terms and conditions of subsections 35.1 and 35.2 hereof (as hereby amended), save and except that the rent payable by Lessee to Lessor shall be calculated as follows: (i) for 1,000 square feet of Usable Area of the said storage space, the rent shall be as provided for in the aforesaid subsection of the Lease; (ii) for the portion of such storage space over and above 1,000 square feet of Usable Area, the rent for the Operating Year 2001 shall be at an annual all inclusive rate of TEN DOLLARS ($10.00) per square foot and for each subsequent Operating Year, the Lessor shall have the right to increase the rate which was payable for the preceding Operating Year for such portion of the said storage area (with retroactive effect to the beginning of the Operating Year in question) by fifty percent (50%) of the difference between the Base CPI and the Current CPI. The Lessor provides such storage space in an “as is” condition, the Lessee being responsible, at its sole cost and expense, for any planning and construction work required to convert any such space for use as storage. Lessee agrees to abide by all rules, regulations and directives of Lessor applicable to storage areas and their use communicated in writing, from time to time, to Lessee by Lessor. Lessee shall not bring into nor keep in the any storage space anything which may pose a safety or environmental risk to the Building or its occupants. Lessee shall be solely responsible for any movable effect placed in any storage space and waives any and all rights it may have against the Lessor and those for whom the Lessor may be responsible at law for any damage or loss howsoever caused to such property, unless such damage results from the fault or negligence of the Lessor or those for whom the Lessor is responsible at law.”

p)	Adding in Section 40, immediately after subsection 40.4, as subsection 40.5, the following:

“The foregoing right of renewal as provided for herein-above in subsections 40.1, 40.2 and 40.3 shall apply to the Second

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Additional Premises. However and notwithstanding the above, it is understood that in the exercise of its right to renew as it applies to the Second Additional Premises, the net effective rental rent shall never be less than NINE DOLLARS AND FIFTY CENTS ($9.50) per square foot of Rentable Area.”

q)	adding after Section 41, as subsection 41.4, the following:

“Notwithstanding the above, no option to cancel shall apply to the Second Additional Premises, the Lessee, however, having the right to substitute all or part of the Second Additional Premises to a like area of the Premises in its exercise of the option to cancel provided for herein-above. It is understood, however, that the ratio of the area of any such space which the Lessee intends to surrender benefiting from windows to the area of any such space which the Lessee intends to surrender not benefiting from windows, must remain the same after the surrender of the space in question as it was prior to such surrender.”

r)	adding to the Schedules annexed to the Lease the following:

i.	Schedule “A-4”, Plan showing Second Additional Premises;

ii.	Schedule “C-1”, Base Building Work for Second Additional Premises”

IN WITNESS WHEREOF Lessor and Lessee have duly executed these presents as of the date and at the place first mentioned.

WPBI PROPERTY MANAGEMENT INC.

PER: Irene Papavasil	WITNESS:

PER: Richard Hylands	WITNESS:

ON THIS                                               (13th) DAY OF JULY 2001.

MICROCELL TELECOMMUNICATIONS INC.

PER: Gaétan Jacques	WITNESS:

PER: Jacques Leduc	WITNESS:

ON THIS                                               (15th) DAY OF JUNE 2001.

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